Exhibit (c)(8)

PRIVILEGED & CONFIDENTIAL

Project Glass

MOELIS & COMPANY

Discussion Materials for the Board of Directors

April 26, 2021

Table of Contents

Disclaimer

This presentation has been prepared by Moelis & Company LLC ("Moelis") for the exclusive use of the Board of Directors of Galileo (the "Company" or "Galileo") in considering the transaction described herein based on information provided by the Company and upon information from third party sources. Moelis has not assumed any responsibility for independently verifying the accuracy of such information, and disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company's direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company's direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation is provided as of the date hereof and Moelis assumes no obligation to update it or correct any information herein.

This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient's own judgment. This presentation is not an offer to sell or a solicitation of an offer to buy any business, security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting, actuarial or legal advice. Absent Moelis' prior written consent, this material, whether in whole or in part, may not be copied, photocopied, or duplicated in any form by any means, or redistributed.

Moelis and its related investment banking entities provide mergers and acquisitions, recapitalization, restructuring, corporate finance and other financial advisory services to clients and affiliates of Moelis are engaged in asset management activities and make investments for their own accounts and on behalf of clients. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this material. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation. Moelis and its affiliates may have advised, may seek to advise and may in the future advise or invest in companies referred to in this presentation.

I. Situation Overview

MOELIS & COMPANY

Situation Overview

Following key shareholder requests amid the recent market dislocation and certain operating segment challenges, Galileo initiated a strategic review of the Company

- Galileo is a specialty chemical company with high margins, performance-driven solutions, and attractive long-term growth opportunities
- Despite COVID-19, many high value-added specialty chemical companies serving more diversified customers have performed well and are trading at attractive valuations
- Galileo has been adversely affected by the macro environment, including COVID-19 and volatility in the oil & gas and refining industries
- Correspondingly, Galileo no longer trades in line with such high value-added specialty ("HVS") chemical companies [1]
  - Galileo's share price has just recently recovered to pre-COVID-19 levels and has been positively impacted by 40 North's three public proposals to acquire the Company
    - Meanwhile, the HVS chemical company share prices have increased over 30% since COVID-19
  - Additionally, Galileo's NTM EBITDA trading multiple contracted meaningfully since its spin-off (February 4, 2016) and has only recently recovered due in large part to 40 North's three public proposals
    - Galileo's average NTM EBITDA trading multiple since its spin-off to COVID-19 was 11.4x; however, its NTM EBITDA trading multiple contracted to 9.2x on the day prior to 40 North's first public proposal (November 6, 2020)
  - Comparatively, the HVS chemical companies average NTM EBITDA trading multiple since Galileo's spin-off to COVID-19 was 11.8x; however, their NTM EBITDA trading multiple significantly improved to 14.9x on the day prior to 40 North's first public proposal (November 6, 2020)
- On August 21, 2020, Galileo received a private letter from Soroban (the Company's fourth largest shareholder at ~4%) requesting a review of strategic alternatives by an independent investment bank, which led to Galileo engaging Moelis
- On October 9, 2020, Moelis presented to Galileo's Board of Directors a review of potential strategic alternatives for the Company, including:
  - Execute current business plan, including standalone valuation of Galileo
    - Galileo Management prepared two five-year financial projections, a Base Case and a Sensitivity Case, for purposes of the standalone valuation analysis
  - Pursue potential acquisitions to accelerate strategic growth
  - Consider a transformational transaction with a strategic counterparty
  - Consider divesting selected assets
  - Evaluate returning capital to shareholders via share buybacks and/or dividends
  - Pursue full company sale transaction to strategic buyer or financial sponsor
- Shortly thereafter and following further discussion with Galileo's Board of Directors, Galileo elected to continue focusing on executing its business plan and pursue bolt-on M&A opportunities while exploring potential transformational merger or sale opportunities in parallel
- On October 13, 2020, Kathy Reiland, a representative of 40 North Management ("40 North") (the Company's largest shareholder at 14.9%) on the Galileo Board, resigned from Galileo's Board, citing a disagreement about the Company's strategic direction

Source: Capital IQ as of 04/23/21

1. High value-added specialty chemical company includes ALB, APD, ASH, DD, ECL, ESI; trading multiple on November 6, 2020, excludes ALB given recent performance and outlier metric

Situation Overview (Cont'd)

- In mid-October through early December 2020, on behalf of Galileo's Board of Directors, Moelis / GS approached 5 potential strategic buyers to discuss a potential combination
  - Ashland, Clariant, Evonik, and Honeywell indicated limited interest and discussions did not meaningfully materialize
  - Newton, a portfolio company of Carlyle, executed an NDA and initiated discussions regarding a potential transaction
  - A formal outreach to financial sponsors was not conducted as part of this process, but several financial sponsors had discussions with Moelis and GS, with limited interest or an ability to get to an attractive valuation
- In parallel, Galileo re-engaged with Albemarle to acquire its Fine Chemistry Services business (sale process was put on hold with the onset of COVID-19) and Chemtrade to acquire its Pharmaceutical business
- On November 9, 2020, 40 North submitted an unsolicited public proposal to acquire the Company for $60 per share in cash
  - Galileo's Board unanimously agreed the proposal significantly undervalued the Company and was not a basis for further discussion
- On January 11, 2021, 40 North submitted a revised public proposal to acquire the Company for $65 per share in cash
  - On January 15, 2021, Galileo's Board agreed to consider the proposal in the context of the Company's ongoing review of potential strategic alternatives
- On January 12, 2021, Newton shared its financial projections with Galileo
- On January 14 and 15, 2021, Galileo and Newton hosted joint management presentations and initiated discussions regarding a potential combination
- On January 22, 2021, Galileo and Newton hosted a joint synergy workshop to quantify and validate potential synergies
- On January 27, 2021, Galileo provided revised 5-year projections (which were in-between the Base Case and Sensitivity Case previously shared with Moelis) to Newton and 40 North
- On February 8, 2021, 40 North was provided access to the Galileo virtual data room
- On February 11, 2021, Apollo Global Management ("Apollo") entered the process with Galileo's permission as a potential equity partner for 40 North
- Throughout the month of February 2021, Galileo continued conducting due diligence and negotiating transaction documents for the acquisitions of Albemarle's Fine Chemistry Services business and Chemtrade's Pharmaceutical business
- On February 15, 2021, Galileo hosted a management presentation for 40 North in connection with its ongoing review of the business and began responding to 40 North's due diligence requests
- On February 17, 2021, Galileo and Newton hosted a follow-up joint synergy workshop to further refine the synergy analysis
- On February 22, 2021, Newton submitted a proposal to merge with Galileo that would result in Galileo shareholders owning approximately 36% - 37% of the combined company
- On February 22, 2021, Brookfield Asset Management ("Brookfield") entered the process with Galileo's permission as a potential equity partner for 40 North

Situation Overview (Cont'd)

- On February 24, 2021, Galileo responded to Newton requesting additional information in order to properly evaluate the proposal
- On February 25, 2021, Galileo announced its acquisition of Albemarle's Fine Chemistry Services business
  - Purchase price of approximately $570 million (9.5x EBITDA), funded through $300 million paid in cash at closing and $270 million funded through the issuance to Albemarle of non-participating preferred equity
  - Acquisition is projected by Galileo's management to add approximately $60 million of full-year run-rate EBITDA in 2021 with EBITDA margins of over 35%
  - Transaction is expected to close in the second quarter of 2021
- From February through mid-March, 2021, Galileo continued to facilitate business due diligence and hosted functional area expert calls with both Newton and 40 North (including Apollo and Brookfield)
- On March 5, 2021, Galileo provided additional information to 40 North (including Apollo and Brookfield) and Newton on Albemarle's Fine Chemistry Services business, including updated financial projections for Galileo pro forma for the acquisition
  - On March 9 and 10, 2021, Galileo also held separate management discussions with 40 North (including Apollo and Brookfield) and Newton to discuss Albemarle's Fine Chemistry Services' financial forecast, the strategic business fit with Galileo, and transaction structure
- On March 8, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 45% of the combined company
- On March 12, 2021, Newton provided a verbal counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% of the combined company
- On March 17, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 41% - 42% of the combined company
- As of March 19, 2021, Newton provided a written counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% - 40% of the combined company
- On March 25, 2021, Galileo provided a written notice to Newton that, unless they could advance diligence expeditiously in an effort to increase their proposal, Galileo would have to turn their attention to other strategic alternatives
- On March 25, 2021, Galileo provided a bid instruction letter to 40 North detailing instructions to submit a final bid by April 5, 2021
- On March 30, 2021, Galileo provided a draft merger agreement to 40 North
  - Galileo subsequently provided 40 North with the accompanying Company draft disclosure schedules on March 31, 2021
- On April 1, 2021, 40 North submitted their "best and final" revised public cash offer of $70 per share
  - On April 1, 2021, Galileo's Board asked, in order to complete its review, that 40 North provide additional customary information requested in the bid instruction letter, including debt and equity financing commitments and comments on the transaction documents

Situation Overview (Cont'd)

- On April 2, 2021, Soroban sent a private letter to Galileo's Board expressing strong support for the revised $70 per share offer from 40 North
- On April 5, 2021, 40 North provided comments on the transaction documents and provided debt and equity financing commitments for the total consideration amount of their "best and final" revised public cash offer of $70 per share
- On April 6, 2021, Petrus Securities, a top 20 shareholder of the Company, sent a private letter to Galileo's Board expressing its support for the revised $70 per share offer from 40 North
- On April 7, 2021, Galileo's Board, along with Galileo's advisors, met to review and discuss 40 North's "best and final" revised public cash offer of $70 per share
  - Galileo's Board unanimously determined to continue to negotiate definitive transaction agreements and provide due diligence based on 40 North's "best and final" revised public cash offer of $70 per share
- During the morning of April 8, 2021, Galileo held a call with 40 North to agree to immediately commence confirmatory due diligence and continue to negotiate transaction agreements based on their "best and final" revised public cash offer of $70 per share
- During the evening of April 8, 2021, 40 North provided a confirmatory due diligence request list to Galileo
- On April 9, 2021, Galileo provided comments on the transaction documents, including the merger agreement, company disclosure schedules, equity commitment letters, and limited guaranty
- On April 12, 2021, Galileo's CEO and two members of its Board of Directors held a call with Soroban to understand the views expressed in the private letters Soroban sent to Galileo
- On April 14, 2021, Galileo and 40 North agreed to extend the director nomination deadline from April 15, 2021 until April 26, 2021 as a part of ongoing discussions regarding a potential transaction
- On April 14, 2021, P. Shoenfeld Asset Management (a ~1% owner of the Company's common shares) sent a private letter to Galileo's Board expressing its support for the revised $70 per share offer from 40 North
- On April 26, 2021, Galileo and Standard Industries Holdings Inc., the parent company of Standard Industries, announced that they have entered into a definitive agreement under which Standard Industries Holdings will acquire Galileo in an all-cash transaction valued at approximately $7.0 billion, including Galileo's pending pharma fine chemistry acquisition. Standard Industries' related investment platform 40 North is a long-standing shareholder of Galileo

Situation Overview (Cont'd)

Summary of engagement by counterparty in connection to Galileo's strategic alternative review process

40 North Management	▪ On May 7, 2018, 40 North disclosed ~10% stake in Galileo – 40 North subsequently increased its stake to 14.9% ▪ On February 20, 2019, Galileo announced plans to add two directors, Henry Slack and Kathy Reiland, in collaboration with 40 North. Kathy Reiland is a representative of 40 North ▪ On October 13, 2020, Kathy Reiland resigned from Galileo's Board, citing a disagreement about the Company's strategic direction ▪ On November 9, 2020, 40 North submitted an unsolicited public proposal to acquire the Company for $60 per share in cash, which Galileo's Board of Directors determined significantly undervalued Galileo and was not a basis for further discussion ▪ On January 11, 2021, 40 North submitted a revised public proposal to acquire the Company for $65 per share in cash, which was considered by Galileo's Board of Directors in the context of the Company's ongoing review of potential strategic alternatives ▪ On February 11 and 22, 2021, Apollo and Brookfield, respectively, entered the process as potential equity partners for 40 North with Galileo's permission ▪ 40 North (along with Apollo and Brookfield) continue to conduct due diligence as they evaluate and consider a potential revised proposal ▪ On March 25, 2021, Galileo provided a bid instruction letter to 40 North detailing instructions to submit a final bid by April 5, 2021 ▪ On March 30, 2021, Galileo provided a draft merger agreement to 40 North – Galileo subsequently provided 40 North with the accompanying Company draft disclosure schedules on March 31, 2021 ▪ On April 1, 2021, 40 North submitted their "best and final" revised public cash offer of $70 per share – On April 1, 2021, Galileo's Board asked, in order to complete its review, that 40 North provide additional customary information requested in the bid instruction letter, including debt and equity financing commitments and comments on the transaction documents ▪ On April 5, 2021, 40 North provided comments on the transaction documents and provided debt and equity financing commitments for the total consideration amount of their "best and final" revised public cash offer of $70 per share ▪ On April 7, 2021, Galileo's Board, along with Galileo's advisors, met to review and discuss 40 North's "best and final" revised public cash offer of $70 per share – Galileo's Board unanimously determined to continue to negotiate definitive transaction agreements and provide due diligence based on 40 North's "best and final" revised public cash offer of $70 per share ▪ During the morning of April 8, 2021, Galileo held a call with 40 North to agree to immediately commence confirmatory due diligence and continue to negotiate transaction agreements based on their "best and final" revised public cash offer of $70 per share ▪ During the evening of April 8, 2021, 40 North provided a confirmatory due diligence request list to Galileo ▪ On April 9, 2021, Galileo provided comments on the transaction documents, including the merger agreement, company disclosure schedules, equity commitment letters, and limited guaranty ▪ On April 14, 2021, Galileo and 40 North agreed to extend the director nomination deadline from April 15, 2021 until April 26, 2021 as a part of ongoing discussions regarding a potential transaction ▪ On April 26, 2021, Galileo and Standard Industries Holdings Inc., the parent company of Standard Industries, announced that they have entered into a definitive agreement under which Standard Industries Holdings will acquire Galileo in an all-cash transaction valued at approximately $7.0 billion, including Galileo's pending pharma fine chemistry acquisition. Standard Industries' related investment platform 40 North is a long-standing shareholder of Galileo

Situation Overview (Cont'd)

MOELIS & COMPANY

Summary of engagement by counterparty in connection to Galileo's strategic alternative review process

Soroban	▪ On August 21, 2020, the Company received a private letter from Soroban (the Company's fourth largest shareholder at ~4%) requesting a review of strategic alternatives by an independent investment bank, which led to Galileo engaging Moelis ▪ On November 9, 2020, Soroban sent a private letter to Galileo's Board expressing disappointment in the Board's decision to not engage with 40 North regarding their proposal to acquire the Company for $60 per share in cash ▪ On January 13, 2021, Soroban sent a private letter to Galileo's Board expressing disappointment in the Company's strategic review process and voiced support for 40 North's revised proposal of $65 per share in cash ▪ On January 29, 2021, Soroban sent a private letter to Galileo's Board expressing continued disappointment in the Company's strategic review process and voiced support for 40 North's revised proposal of $65 per share in cash ▪ On April 2, 2021, Soroban sent a private letter to Galileo's Board expressing strong support for the revised $70 per share offer from 40 North ▪ On April 12, 2021, Galileo's CEO and two members of its Board of Directors held a call with Soroban to understand the views expressed in the private letters Soroban sent to Galileo
Newton	▪ On February 22, 2021, Newton submitted a proposal to merge with Galileo that would result in Galileo shareholders owning approximately 36% - 37% of the combined company ▪ On March 8, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 45% of the combined company ▪ On March 12, 2021, Newton provided a verbal counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% of the combined company ▪ On March 17, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 41% - 42% of the combined company ▪ As of March 19, 2021, Newton provided a written counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% - 40% of the combined company ▪ On March 25, 2021, Galileo provided a written notice to Newton that, unless they could advance diligence expeditiously in an effort to increase their proposal, Galileo would have to turn their attention to other strategic alternatives

Situation Overview (Cont'd)

MOELIS & COMPANY

Summary of engagement by counterparty in connection to Galileo's strategic alternative review process

Clariant	▪ The parties had detailed discussions regarding a combination during 2019 ▪ Limited engagement with SABIC since end of 3Q2020 ▪ More recent dialogue between Galileo and Clariant's CEO did not materialize into advanced discussions
Honeywell	▪ CEO-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions
PQ Corporation	▪ CCMP, a key stakeholder of PQ Corporation, reached out to the Galileo advisors to discuss potential strategic alternatives between Galileo and PQ Corporation ▪ Dialogue did not materialize into advanced discussions ▪ On March 1, 2021, PQ announced the sale of its performance chemicals business to a partnership formed by Cerberus Capital Management, L.P. and Koch Minerals & Trading LLC for $1.1 billion
Ashland	▪ CEO-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions
Evonik	▪ Advisor-to-Company discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions

Summary of 40 North's Key Transaction Terms

MOELIS & COMPANY

On April 1, 2021, 40 North submitted a "best and final" revised public cash offer of $70 per share, and Galileo and its advisors have negotiated definitive documentation

Offer	▪ All-cash offer of $70 per share ▪ Implied premiums: — ~75% premium to Galileo's unaffected share price of $40.06 (as of 10/13/20 – the date prior to 40N's director resignation)[1] — ~59% premium to Galileo's share price of $44.05 (as of 11/06/20 – the date prior to 40N's initial all-cash offer of $60 per share) — ~17% premium to Galileo's share price of $59.86 (as of 03/31/21 – the date prior to 40N's revised all-cash offer of $70 per share) ▪ Implied multiples: — 13.1x consensus 2021E EBITDA of $532mm (as of 04/23/21) — 11.8x consensus 2022E EBITDA of $591mm (as of 04/23/21) — 12.1x Galileo Management 2021E EBITDA of $576mm (as of 01/27/21) — 9.9x Galileo Management 2022E EBITDA of $702mm (as of 01/27/21)
Structure	▪ Merger Sub shall be created and merged with and into the Company in accordance with Section 251 of the Delaware General Corporation Law and the merger agreement – separate corporate existence of Merger Sub shall cease ▪ The Company shall be the surviving corporation of the Merger and will be delisted from the NYSE
Financing Considerations	▪ No financing contingency ▪ Equity from Standard Holdings (purchase price equal to $3.426bn)[2] ▪ Debt commitment letters from JPM, BNP, Citi, and DB for an assumed new debt of $3.455bn[2]
Closing Considerations	▪ 40N does not require any internal corporate or shareholder approvals to close the proposed merger ▪ Closing under Merger Agreement subject to customary closing conditions, including regulatory approvals

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), 40 North offer letters received 11/09/20 ($60 per share), 01/11/21 ($65 per share), 04/01/21 ($70 per share), currently negotiated transaction documents, and Capital IQ as of 04/23/21

1. Unaffected date of 10/13/20 reflects the market date prior to 40 North's director resignation
2. Per latest offer letter and sources and uses received on April 23, 2021, the Commitment will not cover the existing shares of Company Common Stock owned by 40 North as such shares would not convert into Merger Consideration per the terms of the Merger Agreement

II. Public Market Perspectives

MOELIS & COMPANY

Public Market Perspectives

Galileo Has Underperformed Specialty Chemical Peers

MOELIS & COMPANY

With recent significant volatility in the oil & gas and refining industries, Galileo has been trading more in line with oil & gas and refining companies

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE GALILEO SPIN [1] (02/04/16)


150%
100%
50%
-
(50%)
(100%)
02/16
02/17
03/18
03/19
04/20
04/21
Since Spin
122%
71%
36%
2%
Since COVID-19 Market Dislocation
43%
33%
(1%)
(4%)
02/20
09/20
04/21
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

	Pre-COVID Share Price Returns				Share Price Returns						
	Spin to COVID	3 Year	2 Year	1 Year	Since Spin[1]	3 Year	2 Year	1 Year	6 Month	3 Month	Since COVID
GALILEO	3%	(3%)	(5%)	(7%)	2%	1%	(13%)	63%	33%	6%	(1%)
High Value Specialty	69%	35%	14%	17%	122%	49%	35%	59%	17%	3%	33%
Petrochemicals	20%	(8%)	(30%)	(13%)	71%	0%	21%	115%	33%	12%	43%
O&G / Refiners	43%	28%	(8%)	(8%)	36%	(26%)	(14%)	56%	71%	15%	(4%)

Source: Capital IQ as of 04/23/21
Note: Return metrics reflect dividend adjusted share prices; 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Public Market Perspectives

Galileo's Share Price Has Recently Rebounded

MOELIS & COMPANY

While Galileo's share price has recently rebounded, it has not recovered to its pre-COVID share price or trading multiple

GALILEO DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE SPIN [1] (02/04/16)

	Spin to COVID	Since Spin	3 Year	2 Year	1 Year	6 Month	3 Month	1 Month
High	$76.75	$76.75	$76.75	$76.75	$64.89	$64.89	$64.89	$64.89
Low	$57.05	$27.34	$27.34	$27.34	$39.12	$41.85	$57.69	$58.11
Average	$67.08	$63.23	$60.74	$57.31	$51.69	$57.25	$60.69	$62.33


$95.00
$85.00
$75.00
$65.00
$55.00
$45.00
$35.00
$25.00
5,000
4,000
3,000
2,000
1,000
-
$64.24
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
Feb-16
Aug-16
Feb-17
Aug-17
Mar-18
Sep-18
Mar-19
Sep-19
Apr-20
Oct-20
Apr-21

1	02/04/16	Completed the separation of Galileo into two independent companies: Galileo and GCP Applied Technologies Inc.(NYSE:GCP)
2	04/22/16	Agreed to acquire the assets of BASF's Polyolefin Catalysts business for $250mm at a trailing 12.8x multiple (run-rate synergy adj. 8.8x multiple)
3	11/03/17	Announced that CEO Fred Festa intends to retire at the end of Q4 2018; Hudson La Force (President and COO) named as director as part of its succession plan
4	12/14/17	Agreed to acquire the Polyolefin Catalysts Business of Albemarle Corporation for $416mm at a trailing 12.8x multiple (run-rate synergy adj. 9.6x multiple)
5	02/14/18	Downgraded to 'BB' from 'BB+' due to weakened credit metrics from the issue of new debt ($900mm Term Loans) to finance Albemarle acquisition
6	04/10/18	Takeover rumors surfaced about a potential acquisition of Galileo by Honeywell, driving heavy trading volume and a ~7% improvement in GRA shares
7	05/07/18	40 North Management discloses ~10% stake in Galileo
8	11/08/18	Announced that Hudson La Force has become President and CEO, effective immediately - Fred Festa has become non-executive Chairman
9	02/21/19	Announced plans to nominate two additional directors to the Board in collaboration with 40 North Management
10	06/17/19	Acquired the business of Rive Technology, including its Molecular Highway™ zeolite technology
11	02/03/20	Equity markets react to increasing COVID-19 case counts, triggering an extended sell-off in Galileo's shares and driving down share price
12	11/09/20	Galileo's Board unanimously responds to 40 North's $60 per share unsolicited public proposal that it significantly undervalues the Company and is not a basis for further discussion
13	01/15/21	After having received revised $65 per share public proposal, Galileo's Board agrees to discuss sale to 40 North in the context of its ongoing review of strategic alternatives
14	02/25/21	Announced acquisition of Albemarle Corporation's (NYSE: ALB) Fine Chemistry Services business ("FCS") for $570mm (9.5x 2021E run-rate EBITDA multiple)
15	04/01/21	40 North extends "best and final" revised public cash offer of $70 per share, and Galileo's Board asks 40 North to provide additional customary information

Source: Capital IQ as of 04/23/21

Note: Return metrics reflect dividend adjusted share prices; 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19

1. Represents date of Galileo's completed spin on 02/04/16

Public Market Perspectives

Galileo's Trading Multiple Has Declined Over the Past Several Years

MOELIS & COMPANY

In general, the trading multiples for high value specialty chemical companies have expanded relative to their long-term averages while the trading multiple for Galileo has contracted

EV / NTM EBITDA MULTIPLES SINCE GALILEO SPIN [1] (02/04/16)


20.0x
15.0x
10.0x
5.0x
-
Peak Multiple: 14.7x
Average Pre-COVID Multiple: 11.4x
Trough Multiple: 5.9x
18.2x
11.3x
11.2x
5.7x
Feb-16
Aug-16
Feb-17
Aug-17
Mar-18
Sep-18
Mar-19
Sep-19
Apr-20
Oct-20
Apr-21
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

	Pre-COVID Average Trading Multiples				Average Trading Multiples						
	Spin to COVID	3 Year	2 Year	1 Year	Since Spin [1]	3 Year	2 Year	1 Year	6 Month	3 Month	Current
GALILEO	11.4x	11.0x	10.7x	10.8x	11.0x	10.4x	10.2x	10.3x	10.7x	10.9x	11.2x
High Value Specialty	11.8x	11.7x	11.4x	11.9x	12.6x	12.9x	13.9x	15.8x	17.0x	17.3x	18.2x
Petrochemicals	5.5x	5.3x	5.2x	5.4x	5.9x	6.0x	6.5x	7.6x	6.9x	6.3x	5.7x
O&G / Refiners	6.7x	6.7x	6.4x	6.1x	7.8x	8.4x	9.4x	12.6x	12.3x	12.2x	11.3x

Source: Capital IQ as of 04/23/21
Note: 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO (DK and PBF excluded from recent averages due to dislocated and volatile consensus estimates)

Public Market Perspectives

Overview of Performance Since Initiation of Strategic Review

MOELIS & COMPANY

Galileo's share price has rebounded since initiation of its strategic review process

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE STRATEGIC REVIEW INITIATION [1] (10/02/20)



100%
75%
50%
25%
-
(25%)
10/20
11/20
12/20
01/21
03/21
04/21
74%
62%
41%
22%
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

	Share Price Returns					
	Since Board Pres. [1]	5 Month	4 Month	3 Month	2 Month	1 Month
GALILEO	62%	16%	18%	6%	106%	11%
High Value Specialty	22%	13%	10%	3%	10%	7%
Petrochemicals	41%	18%	14%	12%	2%	4%
O&G / Refiners	74%	26%	24%	15%	(8%)	(1%)

Source: Capital IQ as of 04/23/21
Note: Return metrics reflect dividend adjusted share prices
1. 10/02/20 reflects the market data date used for Moelis' strategic review presentation delivered to Galileo's Board of Directors on 10/09/20
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Public Market Perspectives

Galileo's Share Price Received a Boost from the Strategic Review Process and Stronger Industry Conditions

MOELIS & COMPANY

Galileo's share price has increased significantly since 40 North's Board representative resigned in October 2020, as well as 40 North's multiple public offers for the Company

GALILEO DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE STRATEGIC REVIEW INITIATION [1] (10/02/20)



$75.00
$65.00
$55.00
$45.00
$35.00
$25.00
5,000
4,000
3,000
2,000
1,000
-
$64.24
Oct-20
Nov-20
Dec-20
Jan-21
Mar-21
Apr-21
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16

1	10/12/20	Moelis delivers strategic alternatives presentation to the Galileo Board of Directors
2	10/13/20	Kathy Reiland, 40 North employee and appointed Board member, announces her resignation from the Galileo Board of Directors
3	11/09/20	Galileo's Board unanimously responds to 40 North's $60 per share unsolicited public proposal that it significantly undervalues the Company and is not a basis for further discussion
4	01/11/21	40 North publicly submits a revised public cash offer to acquire the Company at $65 per share
5	01/13/21	Soroban writes letter to Galileo board regarding their disappointment in the Company's lack of engagement with 40 North
6	01/14/21	Newton delivers 3-hour management presentation to Galileo
7	01/15/21	Galileo's Board agrees to discuss a potential sale with 40 North, following its revised $65 proposal, in the context of its ongoing review of strategic alternatives
8	01/15/21	Galileo delivers 3-hour management presentation to Newton
9	02/22/21	Newton delivers proposal for combination with Galileo; proposal provided for Galileo pro forma ownership of 36% - 37%
10	02/25/21	Galileo announces acquisition of Albemarle Corporation's (NYSE: ALB) Fine Chemistry Services business ("FCS") for $570mm (9.5x 2021E run-rate EBITDA multiple)
11	03/08/21	Galileo delivers counterproposal to Newton; response provided for Galileo pro forma ownership of 45%
12	03/12/21	Newton provides verbal counterproposal to Galileo; provided for Galileo pro forma ownership of 39%
13	03/17/21	Galileo delivers verbal counterproposal to Newton; provided for Galileo pro forma ownership of 41% - 42%
14	03/19/21	Newton provides counterproposal to Galileo; provided for Galileo pro forma ownership of 39% - 40%
15	04/01/21	40 North extends "best and final" revised public cash offer of $70 per share, and Galileo's Board asks 40 North to provide additional customary information
16	04/14/21	Galileo and 40 North agree to extension of Director nomination deadline

Source: Capital IQ as of 04/23/21
Note: Return metrics reflect dividend adjusted share prices; 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. 10/02/20 reflects the market data date used for Moelis' strategic review presentation delivered to Galileo's Board of Directors on 10/09/20

Public Market Perspectives

The Majority of Wall Street Analysts Remain Positive on Galileo

MOELIS & COMPANY

Analysts have been encouraged by the recovery to date with share price targets consistent with 40 North's bid proposal of $70.00 per share

SELECTED ANALYST RATING AND SHARE PRICE TARGET UPDATES

Selected Firm [1]	Rating Date	Recommendation	Share Price Target
Wells Fargo Securities	04/15/21	Hold	$70.00
Vertical Research Partners	04/09/21	Buy	$69.00
Jefferies	04/07/21	Hold	$70.00
BMO	04/06/21	Buy	$71.00
Seaport Global	04/01/21	Buy	$70.00
UBS	03/19/21	Buy	$71.00
Credit Suisse	02/25/21	Buy	$69.00
Mean Share Price Target			**$70.00**
Current Share Price (04/23/21)			**$64.24**
Mean Share Price Target vs. Current Share Price			+9%

SELECTED ANALYST COMMENTARY

"A frequent question has been where W.R. Grace shares might trade in the near term in the absence of the 40 North offer. We have run a BSTS model based on macro indicators and W.R. Grace's forward earnings expectations, which suggests current market dynamics would support ~$50/share (9.2x 2021E EBITDA). Given shares usually trade at a discount when deals are accepted, the market appears to discount a ~85% probability the offer is accepted."

Jefferies — *April 7, 2021*

"40 North's offer equating to 11.2x our 2022 EBITDA is a reasonable offer, roughly in line with our 12-month target price of $71--not exactly a sizable premium to fair value, but reasonable… with growing investor concerns around the long-term future of transportation fuel production we aren't sure investors will return GRA to historical levels any time soon."

BMO — *April 6, 2021*

"Unless another bidder is "waiting in the wings", we judge that it is more likely than not that the board will acquiesce. Given a certain level of acrimony evident in 40 North's communications, the alternative could very well be a proxy contest whereby 40 North would now 'play a stronger hand' at $70 vs. $65 or $60."

Vertical Research Partners — *April 1, 2021*

Source: Wall Street research and Capital IQ as of 04/23/21

1. Excludes Berenberg Capital Markets, C.L. King & Associates, Loop Capital Markets, and Monness Crespi Hardt

III. Review of Galileo Financial Plan

Review of Galileo Financial Plan

Galileo Management's 5-Year Projections for Galileo

- **Galileo's five-year projections were developed by Galileo Management through a combination of its existing bottoms-up budgeting process with segment-level revenue and gross margin based on customer-level volume / pricing and analysis of segment / customer trends**
  - Refining Technologies driven by demand for transportation (e.g., miles driven and jet fuel and low emission / clean fuel regulation)
  - Specialty Catalysts driven by demand for polyolefins primarily across packaging, durable consumer, construction, and automotive industries
  - Materials Technologies driven by demand for coatings, industrial, consumer, and pharmaceutical industries
  - Operating expenses growth in line with volume growth (variable expenses) and inflation (fixed expenses)
  - Capital expenditures include maintenance and EH&S as well as additional growth investments to meet expected future demand
- **As part of the Company's normal annual planning process for the Board, Galileo Management updated its projections for COVID-19 impacts and its current view on market recovery**
  - Current working estimates of COVID-19 recession / recovery assumptions on 2021E - 2025E revenue and gross margin
- **Galileo Management has instructed Moelis to use its projections, as of January 27, 2021, for the purposes of the financial analysis**
  - Galileo Management financial projections, provided as of January 27, 2021, generally have standalone revenue and EBITDA between the two cases previously evaluated during the October strategic board presentation
- **Galileo's projections are pro forma for its acquisition of Albemarle's Fine Chemistry Services business ("Eagle") assuming a transaction close date in May 2021**

Source: Galileo Management

Review of Galileo Financial Plan
October 2020 vs. Current Galileo Projections

MOELIS & COMPANY

Galileo Management Financial Projections Comparison

($ in millions)	Current Case (With Eagle) Received: 01/27/21		Current Case (Without Eagle) Received: 01/17/21		October Base Case Received: 09/30/20		October Sensitivity Case Received: 09/30/20	
Revenue								
2021E	$2,039		$1,943		$1,943		$1,943	
2022E	2,288		2,115		2,115		2,115	
2023E	2,405		2,222		2,262		2,198	
2024E	2,525		2,332		2,376		2,282	
2025E	2,648		2,443		2,544		2,366	
Adjusted EBITDA & Margin								
2021E	$576	28.3%	$541	27.8%	$555	28.6%	$555	28.6%
2022E	702	30.7%	641	30.3%	645	30.5%	645	30.5%
2023E	766	31.9%	699	31.4%	721	31.9%	693	31.5%
2024E	823	32.6%	748	32.1%	779	32.8%	738	32.3%
2025E	882	33.3%	800	32.7%	864	34.0%	769	32.5%
Capital Expenditures								
2021E	$173		$162		$168		$168	
2022E	193		180		169		169	
2023E	210		190		181		176	
2024E	210		190		190		183	
2025E	200		190		204		189	
Revenue Growth								
2019A - 2025E	5.2%		3.8%		4.5%		3.2%	
2021E - 2025E	6.8%		5.9%		7.0%		5.0%	
EBITDA Growth								
2019A - 2025E	7.4%		5.7%		7.1%		5.0%	
2021E - 2025E	11.2%		10.3%		11.7%		8.5%	

Source: Galileo Management
Note: Dates represent the date Moelis received the projections

Review of Galileo Financial Plan

Galileo Management's 5-Year Projections for Galileo

MOELIS & COMPANY

Galileo Management approved the following five-year projections pro forma for the acquisition of Albemarle's Fine Chemistry Services business and provided them to Moelis for the purposes of the financial analysis

	Historical Financials				Galileo Management's 5-Year Projections for Galileo						'16A - '19A	'19A - '25E
($ in millions, except per share data)	2016A	2017A	2018A	2019A	2020A	2021E	2022E	2023E	2024E	2025E	CAGR	CAGR
Revenue	$1,599	$1,717	$1,932	$1,958	$1,730	$2,039	$2,288	$2,405	$2,525	$2,648	7.0%	5.2%
% Growth	NA	7.4%	12.6%	1.3%	(11.7%)	17.9%	12.2%	5.1%	5.0%	4.9%		
Gross Margin [1]	$689	$676	$773	$797	$637	$812	$941	$1,004	$1,058	$1,111	5.0%	5.7%
% Growth	NA	(1.8%)	14.3%	3.2%	(20.1%)	27.4%	15.9%	6.7%	5.4%	5.0%		
% Margin	43.1%	39.4%	40.0%	40.7%	36.8%	39.8%	41.1%	41.7%	41.9%	42.0%		
Adj. EBITDA	$501	$526	$558	$574	$420	$576	$702	$766	$823	$882	4.6%	7.4%
% Growth	NA	5.0%	6.1%	2.9%	(26.7%)	37.1%	21.9%	9.1%	7.4%	7.2%		
% Margin	31.3%	30.6%	28.9%	29.3%	24.3%	28.3%	30.7%	31.9%	32.6%	33.3%		
Adj. EBIT	$400	$414	$457	$473	$312	$446	$557	$614	$663	$714	5.7%	7.1%
% Margin	25.0%	24.1%	23.6%	24.2%	18.1%	21.9%	24.3%	25.5%	26.3%	27.0%		
Adj. Net Income [2]	$217	$232	$278	$293	$176	$266	$348	$390	$427	$465	10.5%	8.0%
% Margin	13.6%	13.5%	14.4%	15.0%	10.2%	13.1%	15.2%	16.2%	16.9%	17.6%		
Adj. Earnings per Share	$3.10	$3.40	$4.14	$4.38	$2.64	$4.01	$5.24	$5.88	$6.44	$7.01	12.2%	8.2%
Capex [3]	$111	$143	$205	$213	$156	$173	$193	$210	$210	$200		
% Margin	6.9%	8.3%	10.6%	10.9%	9.0%	8.5%	8.4%	8.7%	8.3%	7.6%		

Galileo has invested significantly in its manufacturing footprint to expand capacity in its facilities, and the Company expects to realize some of these benefits by 2022E as key industries recover following COVID-19

Source: 2016A – 2019A per Company filings; 2020A and beyond per Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. Gross Margin for historical period adjusted for inventory write-offs and pension costs in cost of goods sold
2. 2016A – 2019A calculated based on Adj. Earnings Per Share and weighted average number of basic shares outstanding at end of period per Company filings
3. Presented on an as incurred basis, per Galileo Management

Review of Galileo Financial Plan

Galileo Management's 5-Year Projections for Galileo (cont'd)

MOELIS & COMPANY

Refining Technologies grows at ~1%, Specialty Catalysts grows at ~5%, and Materials Technologies grows at ~10%, with consolidated adj. EBITDA margins of ~30%

	Historical Financials					Galileo Management's 5-Year Projections for Galileo					'16A - '19A	'19A - '25E
($ in millions)	2016A	2017A	2018A	2019A	2020A	2021E	2022E	2023E	2024E	2025E	CAGR	CAGR
Refining Technologies												
Revenue	**$725**	**$758**	**$802**	**$791**	**$650**	**$776**	**$819**	**$834**	**$848**	**$862**	**3.0%**	**1.4%**
% Growth	*(5.2%)*	*4.6%*	*5.8%*	*(1.3%)*	*(17.9%)*	*19.3%*	*5.6%*	*1.8%*	*1.7%*	*1.6%*		
Adj. EBITDA [1]	**$276**	**$297**	**$281**	**$282**	**$193**	**$275**	**$305**	**$321**	**$333**	**$348**	**0.7%**	**3.6%**
% Growth	*NA*	*7.6%*	*(5.4%)*	*0.2%*	*(31.6%)*	*42.8%*	*10.9%*	*5.0%*	*3.9%*	*4.3%*		
% Margin	*38.1%*	*39.2%*	*35.0%*	*35.6%*	*29.7%*	*35.5%*	*37.3%*	*38.5%*	*39.3%*	*40.3%*		
Specialty Catalysts												
Revenue	**$439**	**$518**	**$662**	**$705**	**$622**	**$684**	**$777**	**$836**	**$898**	**$966**	**17.1%**	**5.4%**
% Growth	*10.4%*	*18.1%*	*27.6%*	*6.6%*	*(11.9%)*	*10.0%*	*13.7%*	*7.5%*	*7.5%*	*7.5%*		
Adj. EBITDA [1]	**$169**	**$185**	**$242**	**$267**	**$205**	**$237**	**$288**	**$318**	**$347**	**$376**	**16.5%**	**5.9%**
% Growth	*NA*	*9.5%*	*30.8%*	*10.4%*	*(23.1%)*	*15.5%*	*21.3%*	*10.6%*	*9.1%*	*8.4%*		
% Margin	*38.5%*	*35.7%*	*36.6%*	*37.9%*	*33.0%*	*34.7%*	*37.0%*	*38.1%*	*38.7%*	*39.0%*		
Materials Technologies												
Revenue	**$435**	**$440**	**$469**	**$461**	**$458**	**$579**	**$691**	**$735**	**$779**	**$820**	**2.0%**	**10.1%**
% Growth	*(6.7%)*	*1.2%*	*6.5%*	*(1.5%)*	*(0.7%)*	*26.4%*	*19.3%*	*6.4%*	*5.9%*	*5.4%*		
Adj. EBITDA	**$124**	**$120**	**$121**	**$112**	**$100**	**$151**	**$198**	**$218**	**$235**	**$253**	**(3.2%)**	**14.5%**
% Growth	*2.8%*	*(2.7%)*	*0.7%*	*(7.5%)*	*(10.7%)*	*50.8%*	*31.1%*	*10.2%*	*8.0%*	*7.5%*		
% Margin	*28.4%*	*27.3%*	*25.8%*	*24.3%*	*21.8%*	*26.0%*	*28.6%*	*29.6%*	*30.2%*	*30.8%*		
Corporate Adjustments												
Adj. EBITDA	($68)	($77)	($87)	($87)	($78)	($87)	($89)	($91)	($93)	($95)		
Galileo Consolidated												
Revenue	**$1,599**	**$1,717**	**$1,932**	**$1,958**	**$1,730**	**$2,039**	**$2,288**	**$2,405**	**$2,525**	**$2,648**	**7.0%**	**5.2%**
Adj. EBITDA	**$501**	**$526**	**$558**	**$574**	**$420**	**$576**	**$702**	**$766**	**$823**	**$882**	**4.6%**	**7.4%**

Source: 2016A – 2019A per Company filings; 2020A and beyond per Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. 2016A – 2019A per Galileo Management

Review of Galileo Financial Plan

Comparison of Galileo Management Projections to Equity Research

MOELIS & COMPANY

Galileo Management projections are consistent with equity research estimates in the near-term, but the projections diverge in later years with more limited data

REVENUE ($ in MM)


Galileo Management projections assume recent new capacity additions utilized in 2022E
'19A – '25E
CAGR
5.2%
3.8%
$2,039
$1,943
$1,914
$2,288
$2,115
$2,033
$2,405
$2,222
$2,153
$2,525
$2,332
$2,024
$2,648
$2,443
$2,255
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2021E	2022E	2023E	2024E	2025E
	10	9	6	1	1

ADJ. EBITDA ($ in MM)


'19A – '25E
CAGR
7.4%
5.7%
$576
$541
$532
$702
$641
$591
$766
$699
$649
$823
$748
$882
$800
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2021E	2022E	2023E	2024E	2025E
	10	9	5	-	-

ADJ. NET INCOME ($ in MM)


'19A – '25E
CAGR
8.0%
6.6%
$266
$254
$250
$348
$325
$294
$390
$364
$329
$427
$397
$465
$431
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2021E	2022E	2023E	2024E	2025E
	9	8	5	-	-

CAPITAL EXPENDITURES ($ in MM)


$173
$162
$159
$193
$180
$165
$210
$190
$168
$210
$190
$135
$200
$190
$135
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2021E	2022E	2023E	2024E	2025E
	7	6	4	1	1

Analyst High/Low Estimate | Analyst Consensus Estimate | Management Case (Excl. Eagle) | Management Case (Incl. Eagle)

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters, and CapitalIQ as of 04/23/21

Review of Galileo Financial Plan

Galileo's Historical Performance Has Met or Exceeded Consensus Estimates

MOELIS & COMPANY

Galileo Management has a strong track record of achieving quarterly earnings consensus estimates

QUARTERLY EARNINGS VERSUS WALL STREET CONSENSUS ESTIMATES

EPS	In-Line or Exceeded	Missed	% In-Line or Exceeded
3 Years	12	0	100%
1 Year	4	0	100%



$1.50
$1.00
$0.50
–
($0.50)
Q1
Q2
Q3
Q4
2016
2017
2018
2019
2020
In Line or Exceeded
Wall Street Consensus Estimates
Missed

QUARTERLY EBITDA VERSUS WALL STREET CONSENSUS ESTIMATES

EBITDA	In-Line or Exceeded	Missed	% In-Line or Exceeded
3 Years	10	2	83%
1 Year	4	0	100%



$200.00
$150.00
$100.00
$50.00
–
Q1
Q2
Q3
Q4
2016
2017
2018
2019
2020
In Line or Exceeded
Wall Street Consensus Estimates
Missed

Source: Company filings; CapitalIQ

IV. Galileo Financial Analysis

MOELIS & COMPANY

Galileo Financial Analysis
Comparison to Prior Board Presentation on April 7, 2021

MOELIS & COMPANY

		April 7, 2021 Board Presentation	Final Board Presentation	
General	Market Data & Share Price	▪ April 1, 2021 ▪ Share Price: $61.19	▪ April 23, 2021 ▪ Share Price: $64.24	
	Equity Capitalization	As of December 31, 2020 ▪ Basic Shares Outstanding ("BSO"): 66,191,426 ▪ Options Outstanding ("Options Out."): 1,440,929 ▪ Restricted Stock Units ("RSUs"): 133,089 ▪ Performance Based Units ("PBUs"): 277,756	As of March 31, 2021 ▪ BSO: 66,191,426 ▪ Options Out.: 1,129,759 ▪ RSUs: 279,667 ▪ PBUs: 352,021	As of April 22, 2021 [1] ▪ BSO: 66,248,250 ▪ Options Out.: 1,126,325 ▪ RSUs: 278,923 ▪ PBUs: 351,072
DCF Analysis	Price Per Share Range	▪ Galileo Management Case: $67.20 – $83.89	▪ Galileo Management Case: $66.69 – $83.39	
	Key Assumptions	▪ 5-year projected period (2021E – 2025E) ▪ Balance Sheet Date: 12/31/20 ▪ Selected Terminal EBITDA Multiple Range: 9.5x – 10.5x ▪ Terminal EBITDA adjusted per Management guidance [2] ▪ *WACC Analysis* — WACC Range: 7.50% – 9.25% — Risk-Free Rate: 2.24% — Pre-Tax Cost of Debt: 4.50% — Unlevered Beta Range: 0.800 – 1.050 — Debt / Capitalization: 15% – 40%	▪ 5-year projected period (2021E – 2025E) ▪ Balance Sheet Date: 12/31/20 ▪ Selected Terminal EBITDA Multiple Range: 9.5x – 10.5x ▪ Terminal EBITDA adjusted per Management guidance [2] ▪ *WACC Analysis* — WACC Range: 7.50% – 9.25% — Risk-Free Rate: 2.14% — Pre-Tax Cost of Debt: 4.50% — Unlevered Beta Range: 0.800 – 1.050 — Debt / Capitalization: 15% – 40%	
Selected Publicly Traded Companies Analysis	EV / 2021E EBITDA	▪ $60.82 – $78.64 — 10.5x – 12.5x 2021E Adj. EBITDA of $601mm [3]	▪ $60.34 – $78.13 — 10.5x – 12.5x 2021E Adj. EBITDA of $601mm [3]	
	EV / 2022E EBITDA	▪ $66.23 – $86.93 — 9.5x – 11.5x 2022E Adj. EBITDA of $702mm	▪ $65.72 – $86.43 — 9.5x – 11.5x 2022E Adj. EBITDA of $702mm	
Precedent Transactions Analysis	EV / 2021E EBITDA	▪ $65.31 – $83.05 | $73.46 – $92.61 (dotted range on FF) — 11.0x – 13.0x 2021E Adj. EBITDA of $601mm [3] — Dotted range includes estimated incremental EBITDA of $50mm expected to result from increased capacity for the business from growth capex spent in 2018A and 2019A	▪ $64.81 – $82.55 | $72.95 – $92.11 (dotted range on FF) — 11.0x – 13.0x 2021E Adj. EBITDA of $601mm [3] — Dotted range includes estimated incremental EBITDA of $50mm expected to result from increased capacity for the business from growth capex spent in 2018A and 2019A	

Moelis received updated fully diluted share information as of April 22, 2021 from Galileo on April 26, 2021 per Section 3.03 Capital Structure of the executed Merger Agreement. This final equity capitalization information had the impact of reducing the Implied Equity Value per Share on page 29 by approximately $0.05 to $0.07 per share across the various valuation methodologies relative the equity capitalization as of March 31, 2021

1. As of 04/22/21 and received on 04/26/21
2. Refer to Discounted Cash Flow - Analysis Methodology & Assumptions in Appendix A: "Galileo Financial Analysis – Supporting Materials" for additional detail
3. Includes $25mm pro forma adjustment to EBITDA for full year run-rate impact of Eagle acquisition in 2021E

Galileo Financial Analysis
Comparison to Prior Board Presentation Trading Multiples (04/01/21 Market Data)

MOELIS & COMPANY

GALILEO SELECTED PUBLICLY TRADED COMPANIES TRADING MULTIPLES

($ in millions, except per share data)

	Share Price Performance			Current - EV / EBITDA		Board Pres. - EV / EBITDA[1]		Change (Curr. - Board Pres.)[1]	
	Current	Prior[1]	% Change	2021E	2022E	2021E	2022E	2021E	2022E
Selected Publicly Traded Specialty Chemical Companies									
Air Products & Chemicals	$290.30	$284.90	1.9%	16.5x	14.9x	16.0x	14.5x	0.5x	0.4x
DuPont de Nemours	76.81	78.13	(1.7%)	14.2x	13.3x	13.8x	13.6x	0.4x	(0.3x)
Albemarle Corporation	161.23	150.74	7.0%	24.8x	19.3x	22.7x	17.6x	2.2x	1.7x
Celanese	157.30	151.89	3.6%	10.8x	10.5x	10.5x	10.3x	0.2x	0.2x
Ashland Global Holdings	92.67	90.36	2.6%	12.9x	11.8x	12.7x	11.6x	0.2x	0.2x
Element Solutions	20.44	18.81	8.7%	13.9x	13.0x	13.0x	12.2x	0.9x	0.8x
Hexcel Corporation	57.21	56.36	1.5%	28.8x	17.3x	28.1x	17.1x	0.7x	0.2x
Mean			**3.4%**	**17.4x**	**14.3x**	**16.7x**	**13.8x**	**0.7x**	**0.5x**
Median			**2.6%**	**14.2x**	**13.3x**	**13.8x**	**13.6x**	**0.5x**	**0.2x**
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)									
Albemarle Corporation	$161.23	$150.74	7.0%	24.8x	19.3x	22.7x	17.6x	2.2x	1.7x
Umicore SA	60.08	54.72	9.8%	13.7x	13.1x	13.6x	12.5x	0.1x	0.6x
Johnson Matthey Plc	45.61	41.68	9.4%	9.7x	8.9x	9.2x	8.4x	0.5x	0.5x
Clariant AG	22.01	20.47	7.5%	11.6x	10.6x	11.3x	10.2x	0.3x	0.3x
PQ Group Holdings Inc.	16.66	17.00	(2.0%)	12.1x	10.6x	12.3x	10.8x	(0.2x)	(0.2x)
Mean			**6.3%**	**14.4x**	**12.5x**	**13.8x**	**11.9x**	**0.6x**	**0.6x**
Median			**7.5%**	**12.1x**	**10.6x**	**12.3x**	**10.8x**	**0.3x**	**0.5x**
Galileo Consensus (Current - 04/23/21)	$64.24	$61.19	5.0%	11.3x	10.1x	10.9x	9.8x	0.4x	0.3x
Galileo Consensus (Unaffected - 03/31/21)[2]	$59.86	NA	NA	10.7x	9.7x	NA	NA	NA	NA
Galileo Management Projections (Current - 04/23/21)	$64.24	$61.19	5.0%	11.4x	9.4x	11.0x	9.0x	0.4x	0.3x
Galileo Management Projections (Unaffected - 03/31/21)[2]	$59.86	NA	NA	10.9x	8.9x	NA	NA	NA	NA

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Company filings, and Capital IQ as of 04/23/21
Note: Current data as of 04/23/21
1. Reflects market data as of 04/01/21, the date used for Moelis' prior board presentation delivered to Galileo's Board of Directors on 04/07/21
2. The unaffected trading date for these purposes is 03/31/21, reflecting 1-day prior to 40 North's "best and final" $70 per share cash public offer

Galileo Financial Analysis
Financial Analysis Overview

MOELIS & COMPANY

Current Share Price: $64.24 | 40N "Best and Final" Offer Price: $70.00

VALUATION METHODOLOGY	IMPLIED EQUITY VALUE PER SHARE	KEY ASSUMPTIONS
Selected Publicly Traded Companies Analysis (2021E)	$60.34 – $78.13	▪ 10.5x – 12.5x 2021E Management Adj. EBITDA of $601mm [1]
Selected Publicly Traded Companies Analysis (2022E)	$65.72 – $86.43	▪ 9.5x – 11.5x 2022E Management Adj. EBITDA of $702mm
Selected Precedent Transaction Analysis (2021E)	$64.81 – $82.55; $72.95 – $92.11 (dotted)	▪ 11.0x – 13.0x 2021E Adj. EBITDA of $601mm [1] ▪ Dotted range based on 2021E Adj. EBITDA of $651mm (includes estimated incremental EBITDA of $50mm) [2]; see page 40 for additional detail
Discounted Cash Flow Analysis [3] – Galileo Management Case (Including Eagle)	$66.69 – $83.39	▪ 9.5x – 10.5x Adj. EBITDA Terminal Multiple ▪ 7.50% – 9.25% WACC ▪ Tax attributes discounted at 8.50% - 12.50% (Cost of Equity) ▪ Terminal Adj. EBITDA of $824mm per Galileo Management on 4/6/21

Terminal Adj. EBITDA provided by Galileo Management on April 6, 2021 and reviewed by Galileo's Board of Directors on April 7, 2021;
Previous Terminal Adj. EBITDA of $882mm implied a DCF equity value per share range of $71.93 to $89.62 (See pages 43 and 47 - 49 for additional detail)

Other Information (For Reference Only)

VALUATION METHODOLOGY	IMPLIED EQUITY VALUE PER SHARE	KEY ASSUMPTIONS
Discounted Cash Flow Analysis [3] – Illustrative Street Case (Including Eagle)	$60.92 – $74.91	▪ 9.5x – 10.5x Adj. EBITDA Terminal Multiple ▪ 7.50% – 9.25% WACC ▪ Balance sheet net deferred tax attributes divided by FDSO ▪ Terminal Adj. EBITDA of $735mm
Illustrative Leverage Buyout Analysis – Galileo Management Case (Including Eagle)	$48.51 – $65.58	▪ 15% – 25% Target IRR ▪ 6.0x Leverage [4] ▪ 10.5x Terminal Multiple
52-Week Trading Performance	$38.70 – $65.17	▪ 52-Week Share Price Low and High [5]
Analyst Share Price Targets (Nominal)	$65.00 – $75.00	▪ Low and High Share Price Target of Equity Research Analysts [6]
Analyst Share Price Targets (Discounted)	$58.82 – $67.87	▪ Low and High Share Price Target of Equity Research Analysts [6], Discounted One Year [7]

Source: Company information, Galileo Management's Five Year Projections for Galileo (as of 01/27/21), Thomson Reuters, Bloomberg, and CapitalIQ as of 04/23/21

Note: Assumes diluted shares based on 66.2mm basic shares outstanding, 1.1mm options outstanding with a weighted-average exercise price of $66.47, and 0.6mm unvested RSUs and PSUs (as of 04/22/21 and received on 04/26/21); analysis assumes $1,990mm of debt, $291mm of cash and cash equivalents (adjusted for $15mm Eagle transaction costs and $2mm of restricted cash), and $3mm non-controlling interest (as of 12/31/20); includes $570mm of incremental net debt and preferred stock from Eagle acquisition (refer to "Equity Capitalization Overview" in Appendix C: "Other Supporting Information" for additional detail)

1. Includes estimated $25mm pro forma adjustment to EBITDA for full year run-rate impact of Eagle acquisition in 2021E
2. Estimated $50mm of incremental run-rate EBITDA expected to result from increased capacity for the business from growth capex spent in 2018A and 2019A
3. Assumes valuation date as of December 31, 2020; includes present value of the tax attributes (utilization schedule provided by Galileo Management) discounted based on cost of equity range (street case based on balance sheet net deferred tax assets)
4. Leverage based on 2021E EBITDA, inclusive of full year run-rate impact of Eagle acquisition
5. Based on intraday prices | 6. Equity research analyst high / low per Bloomberg | 7. Discounted one year at midpoint of cost of equity

Other Information (For Reference Only)

Galileo Financial Analysis
Illustrative Hypothetical Future Share Price Analysis

MOELIS & COMPANY

Galileo's current valuation and standalone financial plan present potential hypothetical upside to its current share price

COMMENTARY

- Galileo's illustrative future share price analysis evaluates the hypothetical value of the share price by applying:
  - Management projected EBITDA
  - Consensus 2021E EBITDA multiple
- Sensitivity analysis focuses on Galileo's current 2021E multiple, a +/- 1.0x increment, as well as the average historical trading multiple since spin and before impact of COVID-19
- Actual Galileo share price is influenced by market forces and subject to investor perspectives on growth and profitability
- Analysis assumes:
  - Cash generated by the Company remains on the balance sheet
  - Fully diluted shares
  - Nominal value of future share prices
  - Present value based on the mid-point of cost of equity

IMPLIED NOMINAL VALUE OF ILLUSTRATIVE HYPOTHETICAL FUTURE SHARE PRICE


$140.00
$115.00
$90.00
$65.00
$64.24
$40.00
Today
2021E
2022E
2023E
2024E
$89
$85
$79
$68
$101
$97
$90
$79
$113
$109
$101
$89
$126
$122
$113
$100

IMPLIED PRESENT VALUE OF ILLUSTRATIVE HYPOTHETICAL FUTURE SHARE PRICE


$140.00
$115.00
$90.00
$65.00
$64.24
$40.00
Today
2021E
2022E
2023E
2024E
$80
$77
$71
$62
$83
$80
$74
$65
$84
$81
$75
$66
$85
$82
$76
$67

NTM EBITDA:	$576	$702	$766	$823	$882

Unaffected EV / 2021E EBITDA[1] (10.7x) — *Historical Average EV / EBITDA[2] (11.4x)* — *EV / EBITDA (11.7x)* — *EV / EBITDA (9.7x)*

Source: Company information, Galileo Management's Five Year Projections for Galileo (as of 01/27/21), and CapitalIQ as of 04/23/21
Note: The illustrative analysis herein is purely arithmetic and applies certain EBITDA projections for the Company to a range of illustrative potential EBITDA multiples and does not reflect Moelis' view of the future share prices of the Company
1. The unaffected trading date for these purposes is 03/31/21, reflecting 1-day prior to 40 North's "best and final" $70 per share cash public offer
2. Average EV/EBITDA multiple from W. R. Grace's completed spin on 02/04/16 until the market dislocation from COVID-19 on 02/03/20

Galileo Financial Analysis
Illustrative Hypothetical Future Share Price Analysis (cont'd)

Galileo's current valuation and standalone financial plan present potential hypothetical upside to its current share price

IMPLIED ILLUSTRATIVE ADJUSTED EBITDA


$900
$775
$650
$525
$400
$420
$576
$702
$766
$823
$882
$805
$780
$756
$733
2020A
2021E
2022E
2023E
2024E
2025E

IMPLIED ILLUSTRATIVE HYPOTHETICAL FUTURE SHARE PRICE

(Assumes unaffected Galileo 2021E EBITDA trading multiple[1] of 10.7x)


$140.00
$115.00
$90.00
$65.00
$40.00
$64
$79
$90
$101
$113
$101
$97
$94
$90
Today
2021E
2022E
2023E
2024E

Galileo Management's 5-Year Projections
15% Revenue Growth Discount; 100bps Margin Discount
15% Revenue Growth Discount; 200bps Margin Discount
30% Revenue Growth Discount; 100bps Margin Discount
30% Revenue Growth Discount; 200bps Margin Discount

Source: Company information, Galileo Management's Five Year Projections for Galileo (as of 01/27/21), and CapitalIQ as of 04/23/21
Note: The illustrative analysis herein is purely arithmetic and applies certain EBITDA projections for the Company to a range of illustrative potential EBITDA multiples and does not reflect Moelis' view of the future share prices of the Company
1. The unaffected trading date for these purposes is 03/31/21, reflecting 1-day prior to 40 North's "best and final" $70 per share cash public offer

Galileo Financial Analysis
Illustrative Hypothetical Future Share Price Analysis (cont'd)

Summary of illustrative sensitivity analysis cases

	Illustrative Sensitivity Analysis to Galileo Management Projections						CAGR
Fiscal Year Ended December 31,	2020A	2021E	2022E	2023E	2024E	2025E	'21E - '25E
Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)							
Revenue	$1,730	$2,039	$2,288	$2,405	$2,525	$2,648	6.8%
% Growth	(11.7%)	17.9%	12.2%	5.1%	5.0%	4.9%	
Adj. EBITDA	$420	$576	$702	$766	$823	$882	11.2%
% Margin	24.3%	28.3%	30.7%	31.9%	32.6%	33.3%	
Illustrative 15% Revenue Growth Discount; 100bps Margin Discount							
Revenue	$1,730	$1,992	$2,199	$2,295	$2,392	$2,491	5.7%
% Growth	(11.7%)	15.2%	10.4%	4.4%	4.2%	4.1%	
Adj. EBITDA	$420	$543	$653	$708	$755	$805	10.3%
% Margin	24.3%	27.3%	29.7%	30.9%	31.6%	32.3%	
Illustrative 15% Revenue Growth Discount; 200bps Margin Discount							
Revenue	$1,730	$1,992	$2,199	$2,295	$2,392	$2,491	5.7%
% Growth	(11.7%)	15.2%	10.4%	4.4%	4.2%	4.1%	
Adj. EBITDA	$420	$523	$631	$685	$732	$780	10.5%
% Margin	24.3%	26.3%	28.7%	29.9%	30.6%	31.3%	
Illustrative 30% Revenue Growth Discount; 100bps Margin Discount							
Revenue	$1,730	$1,946	$2,112	$2,188	$2,265	$2,342	4.7%
% Growth	(11.7%)	12.5%	8.5%	3.6%	3.5%	3.4%	
Adj. EBITDA	$420	$530	$627	$675	$715	$756	9.3%
% Margin	24.3%	27.3%	29.7%	30.9%	31.6%	32.3%	
Illustrative 30% Revenue Growth Discount; 200bps Margin Discount							
Revenue	$1,730	$1,946	$2,112	$2,188	$2,265	$2,342	4.7%
% Growth	(11.7%)	12.5%	8.5%	3.6%	3.5%	3.4%	
Adj. EBITDA	$420	$511	$606	$653	$692	$733	9.4%
% Margin	24.3%	26.3%	28.7%	29.9%	30.6%	31.3%	

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

Other Information (For Reference Only)

Galileo Financial Analysis

Implied Premium of 40 North Offer Based on Selected Peer Share Price Performance

Selected peer group returns provide reference points for a potential range of implied premiums to Galileo's share price with respect to 40 North's latest offer of $70, unaffected by M&A speculation

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE 40 NORTH DIRECTOR RESIGNATION DATE [1] (10/13/20)


100%
75%
50%
25%
-
(25%)
10/20
11/20
12/20
02/21
03/21
04/21
71%
62%
36%
18%
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

IMPLIED PREMIUMS TO ILLUSTRATIVE GALILEO SHARE PRICES BASED ON VARIOUS SELECTED PEER SHARE PRICE RETURNS

	High Value Specialty	Petro-Chemicals	O&G/ Refiners	Selected Publicly Traded Companies			
				Ashland	Celanese	Dupont	Element
Share Price Return Since Unaffected Date (10/13/20)	18%	36%	71%	27%	37%	33%	68%
Galileo Unaffected Share Price (10/13/20)	$39.63	$39.63	$39.63	$39.63	$39.63	$39.63	$39.63
Implied Illustrative Galileo Share Price Based on Selected Peer Returns	$46.73	$53.83	$67.84	$50.20	$54.37	$52.66	$66.56
Implied Premium to Illustrative Galileo Share Price from 40 North's Offer of $70	50%	30%	3%	39%	29%	33%	5%

Source: Capital IQ as of 04/23/21
Note: Return metrics reflect dividend adjusted share prices
1. 10/13/20 reflects the market date prior to 40 North's director resignation
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Galileo Financial Analysis

Peer Group Returns Since 40 North "Best and Final" $70 Per Share Cash Offer

Selected peer group returns provide reference points for market returns since 40 North's $70 per share cash offer, unaffected by M&A speculation

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE 40 NORTH "BEST AND FINAL" OFFER [1] (03/31/21)



10%
5%
-
(5%)
(10%)
03/31/21
04/04/21
04/09/21
04/13/21
04/18/21
04/23/21
7%
4%
(1%)
(3%)
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

VARIOUS SELECTED PEER DIVIDEND-ADJUSTED SHARE PRICES AND RETURNS SINCE 40 NORTH "BEST AND FINAL" OFFER [1]

	Galileo	High Value Specialty	Petro-chemicals	O&G / Refiners	Selected Publicly Traded Companies: Ashland	Celanese	Dupont	Element
Pre-40N $70 Per Share Offer Peer Group Share Prices (03/31/21)	$59.86				$88.77	$149.15	$77.28	$18.29
Current Peer Group Share Prices (04/23/21)	$64.24				$92.67	$157.30	$76.81	$20.44
Share Price Returns Since Unaffected Date (03/31/21)	7%	4%	(1%)	(3%)	4%	5%	(1%)	12%

Source: Capital IQ as of 04/23/21
Note: Return metrics reflect dividend adjusted share prices
1. The unaffected trading date for these purposes is 03/31/21, reflecting 1-day prior to 40 North's "best and final" $70 per share cash public offer
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Appendix

MOELIS & COMPANY

A. Galileo Financial Analysis – Supporting Materials

MOELIS & COMPANY

Selected Publicly Traded Companies Analysis – Galileo
Methodology & Assumptions

MOELIS & COMPANY

Analysis reflects implied enterprise value to EBITDA multiples based on public market trading multiples of companies deemed generally relevant by Moelis in certain respects to Galileo

- **Moelis selected the publicly traded companies based on the following criteria:**
  - Publicly-traded companies that manufacture specialty chemicals and catalysts on a global basis serving a broad range of transportation, industrial, and consumer applications
  - A number of factors limit comparability of selected companies, including:
    - Diversity of business mix vs. pure play focus
    - Local competitive / market conditions
    - Exposure to higher growth industries, such as food and beverage, personal care, clean technology, electronics, etc.
  - We excluded companies that primarily manufacture commodity chemicals due to the significant differences in business models, go-to-market strategies, competitive dynamics, and margin profiles compared to Galileo
- **Galileo is the leading publicly traded "pure play" catalyst company**
  - Leading Adj. EBITDA margins of approximately 30% with Catalysts representing approximately 75% of 2021E revenue
    - Johnson Matthey primarily participates in the manufacturing of catalysts (approximately 75% of 2019A total revenue), with Adj. EBITDA margins of approximately 18% in 2021E
    - For other catalysts competitors, including Umicore, Albemarle, Clariant, and PQ Corporation, only a portion of their business include the manufacturing of catalysts (approximately 6% - 55% of 2019A total revenue)
  - Moelis also considered other leading specialty chemical companies with similar growth trajectory, financial profile, and technological expertise
- **Our reference ranges of 10.5x – 12.5x 2021E and 9.5x – 11.5x 2022E Adj. EBITDA are based on Moelis' professional judgment and experience and informed by the following:**
  - The low-end of the 2021E and 2022E range is informed by Galileo's unaffected trading metrics
    - Since the three public proposals to acquire the Company by 40 North, Galileo has experienced significant share price outperformance relative to the selected publicly traded companies
    - The unaffected trading date for these purposes is 03/31/21, reflecting 1-day prior to 40 North's "best and final" $70 per share cash public offer
  - The high-end of the range for both 2021E and 2022E is informed by other leading specialty chemical companies, specifically Ashland, DuPont, and Element Solutions, considering their similar growth trajectory, margin profile, and technological expertise; albeit Galileo has higher exposure to the oil & gas and refining industries (approximately 40% of revenue)
    - While we considered them, we relied less on Air Products and Albemarle as they have a different customer mix than Galileo
      - Air Products is a leader in the consolidated industrial gas market
      - Albemarle is a leader in the lithium market that serves electric vehicle battery applications, and also sells bromine and refining catalysts
    - We also considered and relied less on Celanese given its overall portfolio is less specialty than Galileo, as well as Hexcel as its EBITDA estimates are depressed given Hexcel's exposure to aerospace & defense, which has been disproportionally impacted by COVID-19
  - Moelis also considered Galileo's recent capital investment to increase capacity that has not yet been realized, due to the COVID-19 market dislocation, but is expected to support growth in 2022 and beyond
  - The other catalyst manufacturers are included for reference only due to the limited relative revenue contribution of the catalyst segments to the aggregate product portfolio of the companies
- **We focused on enterprise value / EBITDA multiples, as adjusted, unless otherwise noted, to exclude one-time charges / benefits and reflect full-year impact of corporate transactions**
  - EBITDA estimates based on Thomson Reuters consensus estimates for 2021E and 2022E

Source: Company filings, Galileo Management

Selected Publicly Traded Companies Analysis – Galileo
Trading and Operating Metrics

MOELIS & COMPANY

ENTERPRISE VALUE / 2021E EBITDA


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
30.0x
20.0x
10.0x
-
11.4x
28%
11.3x
28%
28.8x
14%
24.8x
26%
16.5x
41%
14.2x
25%
13.9x
23%
12.9x
25%
10.8x
29%
17.4x
24.8x
26%
13.7x
26%
12.1x
40%
11.6x
17%
9.7x
18%
14.4x
Management
Consensus

ENTERPRISE VALUE / 2022E EBITDA


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
30.0x
20.0x
10.0x
-
9.4x
31%
10.1x
29%
19.3x
29%
17.3x
29%
14.9x
43%
13.3x
26%
13.0x
23%
11.8x
25%
10.5x
29%
14.3x
19.3x
29%
13.1x
24%
10.6x
43%
10.6x
17%
8.9x
19%
12.5x
Management
Consensus
Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/23/21
Note: Percentages reflect Thomson Reuters consensus EBITDA margin estimates

Selected Publicly Traded Companies Analysis – Galileo
Trading and Operating Metrics

MOELIS & COMPANY

($ in millions, except per share data)

	Price 04/23/21	% of 52 Wk High [1]	Market Cap. [2]	Enterprise Value	EV / EBITDA [3] 2021E	EV / EBITDA [3] 2022E	EBITDA Margin [3] 2021E	EBITDA Margin [3] 2022E	P / E [3] 2021E	P / E [3] 2022E
Selected Publicly Traded Specialty Chemical Companies										
Air Products & Chemicals	$290.30	88.5%	$64,687	$66,883	16.5x	14.9x	41.4%	43.4%	31.1x	27.1x
DuPont de Nemours	76.81	88.0%	41,641	55,670	14.2x	13.3x	25.3%	25.9%	22.3x	19.1x
Albemarle Corporation	161.23	85.6%	18,947	20,673	24.8x	19.3x	25.9%	29.1%	46.1x	32.3x
Celanese	157.30	98.7%	18,091	20,695	10.8x	10.5x	28.9%	28.6%	13.9x	13.1x
Ashland Global Holdings	92.67	99.7%	5,718	7,898	12.9x	11.8x	24.5%	25.0%	17.8x	15.3x
Element Solutions	20.44	97.2%	5,145	6,367	13.9x	13.0x	22.8%	23.4%	17.4x	15.6x
Hexcel Corporation	57.21	88.2%	4,848	5,678	28.8x	17.3x	14.2%	19.7%	NA	41.2x
				High	**28.8x**	**19.3x**	**41.4%**	**43.4%**	**46.1x**	**41.2x**
				Mean	**17.4x**	**14.3x**	**26.1%**	**27.9%**	**24.8x**	**23.4x**
				Median	**14.2x**	**13.3x**	**25.3%**	**25.9%**	**20.0x**	**19.1x**
				Low	**10.8x**	**10.5x**	**14.2%**	**19.7%**	**13.9x**	**13.1x**
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)										
Albemarle Corporation	$161.23	85.6%	$18,947	$20,673	24.8x	19.3x	25.9%	29.1%	46.1x	32.3x
Umicore SA	60.08	96.1%	14,579	16,363	13.7x	13.1x	25.9%	24.4%	26.6x	26.2x
Johnson Matthey Plc	45.61	98.6%	8,796	9,967	9.7x	8.9x	18.2%	18.6%	16.1x	14.2x
Clariant AG	22.01	97.3%	7,318	8,377	11.6x	10.6x	16.5%	17.2%	28.0x	23.5x
PQ Group Holdings Inc.	16.66	88.1%	2,343	2,712	12.1x	10.6x	40.2%	43.1%	46.5x	31.9x
				High	**24.8x**	**19.3x**	**40.2%**	**43.1%**	**46.5x**	**32.3x**
				Mean	**14.4x**	**12.5x**	**25.3%**	**26.5%**	**32.7x**	**25.6x**
				Median	**12.1x**	**10.6x**	**25.9%**	**24.4%**	**28.0x**	**26.2x**
				Low	**9.7x**	**8.9x**	**16.5%**	**17.2%**	**16.1x**	**14.2x**
<u>Wall Street Consensus</u>										
Galileo Consensus (Current - 04/23/21)	**$64.24**	**98.6%**	**$4,299**	**$5,987**	**11.3x**	**10.1x**	**27.8%**	**29.0%**	**16.8x**	**14.4x**
Galileo Consensus (Unaffected - 03/31/21) [4]	**$59.86**	**92.2%**	**$4,002**	**$5,689**	**10.7x**	**9.7x**	**27.8%**	**28.9%**	**15.8x**	**13.4x**
<u>Galileo Management's 5-Year Projections for Galileo</u>										
Galileo Projections (Current - 04/23/21)	**$64.24**	**98.6%**	**$4,299**	**$6,572**	**11.4x**	**9.4x**	**28.3%**	**30.7%**	**16.0x**	**12.2x**
Galileo Projections (Unaffected - 03/31/21) [4]	**$59.86**	**92.2%**	**$4,002**	**$6,274**	**10.9x**	**8.9x**	**28.3%**	**30.7%**	**14.9x**	**11.4x**

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/23/21
1. Based on intraday prices
2. Represents diluted market cap, options accounted for using Treasury Stock Method
3. Based on Thomson Reuters consensus estimates
4. The unaffected trading date for these purposes is 03/31/21, reflecting 1-day prior to 40 North's "best and final" $70 per share cash public offer

Selected Precedent Transactions Analysis – Galileo
Methodology & Assumptions

Analysis reflects implied enterprise value to EBITDA multiples paid in selected precedent transactions deemed generally relevant by Moelis in certain respects to Galileo

- **Moelis selected the precedent transactions based on the following criteria:**
  - Transactions involving companies that manufacture specialty chemicals and catalysts on a global basis serving a broad range of transportation, industrial, and consumer applications
  - Other transactions involving high value specialty chemical companies with similar financial profile, technology focus, and customer exposure
  - Transactions announced since 2013 with a total enterprise value of at least $300 million
- **Focused on enterprise value / Adj. EBITDA multiples, as adjusted, unless otherwise noted, to exclude one-time charges / benefits**
- **Selected precedent transactions are impacted by the historical nature of the data and may have been completed during meaningfully different market conditions; as such, a number of factors limit comparability of selected precedent transactions, including:**
  - Period and associated capital markets environment
  - Transaction structure and tax implications
  - Local competitive / market conditions
  - Regulatory conditions and associated variability / uncertainty
  - Growth and margin profile
  - Competitive dynamics of the transaction
- **Our reference range of 11.0x – 13.0x 2021E Adj. EBITDA is based on Moelis' professional judgment and experience and informed by the following:**
  - The mean and median of enterprise value / Adj. EBITDA multiples of selected precedent transactions after considering the transactions in the high- and low-end of the range
  - Moelis considered 2021E Adj. EBITDA of $601mm to normalize for COVID-19 and included the estimated full-year run-rate impact of the acquisition of Albemarle's Fine Chemistry Services business
  - While no individual multiple is determinative of reference range, Moelis focused on the transactions involving catalysts companies below but noted that these are smaller transactions in terms of enterprise value and occurred during a meaningfully different market environment
    - Galileo's acquisition of Albemarle's Polyolefin Catalysts business that transacted at 12.8x
    - Galileo's acquisition of Dow Catalysts that transacted at 11.1x
  - Moelis also considered BASF's $5.6 billion acquisition of Engelhard that transacted at 12.3x but excluded from the list of selected precedent transactions as it occurred in 2006
    - Specialty chemical company multiples have increased meaningfully since this transaction occurred
- **For informational purposes only, Moelis also applied an incremental Galileo 2021E Adj. EBITDA of $651mm to our selected precedent transactions reference range of 11.0x – 13.0x**
  - This incremental EBITDA amount included estimated additional run-rate EBITDA of $50mm expected to result from increased capacity from recent capital investments that has not yet been fully realized due to COVID-19 and certain operating segment challenges
  - Moelis did not utilize this analysis for purposes of its opinion given the uncertainty of projecting the timing of increased EBITDA resulting from the increased capacity in the current environment
  - In addition, given the lack of public information relating to adjustments for capital investments of target companies involved in the selected precedent transactions, Moelis noted that applying potential incremental EBITDA resulting from Galileo's increased capital investment to selected precedent information (that may not have been adjusted in a consistent way) could result in valuation ranges that were not comparable for purposes of this analysis

Selected Precedent Transactions Analysis – Galileo
Transaction Metrics

MOELIS & COMPANY

Announce Date	Acquiror	Target	TEV ($ in MM)	Implied Multiples LTM Adj. EBITDA
03/08/21	DuPont	Laird	$2,300	16.5x
03/01/21	Cerberus & Koch Minerals	PQ's Performance Chemicals Business	1,100	9.4x
02/08/21	Bain Capital & Cinven	Lonza Specialty Ingredients	4,671	13.0x
10/13/20	Ardian	Angus Chemical Company	2,250	13.1x
04/12/19	Merck KGaA	Versum Materials	6,499	14.3x
08/15/18	Cabot Microelectronics	KMG Chemicals	1,566	13.2x
03/27/18	Carlyle and GIC	AkzoNobel Specialty Chemicals	12,524	9.8x
12/15/17	W. R. Grace	Albemarle's Polyolefin Catalysts Business	416	12.8x
09/21/17	Kuraray	Calgon Carbon	1,329	15.6x
09/04/17	HB Fuller	Royal Adhesives & Sealants	1,575	11.4x
12/09/16	Evonik	Huber's Silica Business	630	10.5x
10/07/16	Carlyle	Atotech (Total SA)	3,200	11.9x
09/26/16	LANXESS	Chemtura	2,563	9.5x
06/17/16	BASF	Albemarle's Chemetall Surface Treatment Business	3,200	15.3x
05/06/16	Evonik	Air Products' Performance Materials Division	3,800	15.8x
11/17/15	Air Liquide	Airgas	13,400	13.7x
07/29/15	Solvay	Cytec	6,153	14.8x
07/13/15	Platform Specialty	Alent	2,254	13.1x
06/01/15	Apollo	OM Group	1,100	11.4x
11/12/14	Golden Gate Capital	ANGUS (Dow)	1,200	11.2x
09/11/14	Eastman Chemical Co.	Taminco Corp.	2,706	10.0x
07/15/14	Albemarle	Rockwood	6,142	11.3x
10/11/13	W.R. Grace	Dow Catalysts	500	11.1x
10/10/13	Platform Specialty	MacDermid	1,800	10.2x
10/07/13	Solvay	Chemlogics	1,345	10.8x
06/16/13	Cinven	Ceramtec	1,988	11.3x
		High		**16.5x**
		Mean		**12.4x**
		Median		**11.7x**
		Low		**9.4x**

Source: Company filings, Press Releases, MergerMarket

Discounted Cash Flow Analysis – Galileo
Methodology & Assumptions

Discounted cash flow ("DCF") analysis reflects implied enterprise value range based on estimated present value of unlevered after-tax free cash flows projected by Galileo Management and terminal values

- Based on Galileo Management's 5-Year Projections for Galileo as of January 27, 2021
  - Projections are on a fiscal year basis, with a fiscal year end of December 31
  - Tax rate based on effective tax rate of 26% per Galileo Management
- Unlevered after-tax free cash flows through 2025E and terminal values were discounted to December 31, 2020, utilizing discount rate range of 7.50% to 9.25% derived from WACC calculation
- Terminal EBITDA reflects the impact of Galileo Management's long-term, public view of expected lower demand for the Company's FCC business within the Refining Technologies segment amid certain operating segment challenges
  - Refer to next page for additional detail on Galileo Management's estimated terminal financial results
- Terminal value at end of projected period based on 9.5x – 10.5x 2025E Adj. EBITDA
  - Terminal multiple informed most closely by (i) current and historical trading multiples for Galileo, (ii) current and historical trading multiples for the selected publicly traded companies, and (iii) headwinds in refining industries expected to drive multiple contraction over time
- Terminal value represents approximately 80% - 82% of total DCF net present value
  - Implied perpetuity growth rate range of 1.7% to 3.8%
- The DCF analysis reflects the net present value from the utilization of Galileo's tax attributes
  - Utilization based on federal and state cash tax savings schedule received from Galileo Management on February 5, 2021

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

Discounted Cash Flow Analysis – Galileo
Methodology & Assumptions (cont'd)

MOELIS & COMPANY

Galileo Management has provided and instructed Moelis to use the following estimated terminal financial results, as of April 6, 2021, for the purposes of the financial analysis

COMMENTARY

- Terminal financial results provided by Galileo Management on April 6, 2021 and reviewed by Galileo's Board of Directors on April 7, 2021
  - As Galileo Management discussed with Galileo's Board of Directors on April 7, 2021, Galileo Management adjusted terminal financial results to reflect their long-term, public view of expected lower demand for the Company's FCC business within the Refining Technologies segment amid certain operating segment challenges
    - Industry experts expect total refined products demand to peak between 2030 – 2040[1]
    - Alternatively, industry experts believe that if recent 2°C policy, technology, and consumer behavior accelerate, then demand could be 75% of 2018 levels by 2040[1]
  - Galileo Management adjusted terminal financial results for the FCC business within the Refining Technologies segment to reflect expected slower growth beyond 2025E:
    - Revenue adjustment factor of 85% applied to FCC 2025E revenue based on Galileo management's long-term view of potential FCC operating segment challenges based, in part, on secular trends and market feedback
    - FCC terminal EBITDA based on Galileo Management's view of normalized long-term margins of 32%, which is in line with FCC's historical performance and recent commercial pressures
  - Galileo Management did not adjust the terminal financial results for the following:
    - The ART business within the Refining Technologies segment
    - The Company's Specialty Catalysts segment or Materials Technologies segment
  - Galileo Management adjusted terminal capex to be 8% (in line with historical results) of total terminal revenue

GALILEO TERMINAL FINANCIAL RESULTS

($ in millions)	Terminal
FCC Terminal Revenue Estimate	**$862**
(x) Revenue Adjustment Factor	85.0%
Implied FCC Terminal Revenue	**$733**
Plus: ART Contribution	-
Total Implied Refining Technologies Terminal Revenue	**$733**
(x) Normalized FCC EBITDA Margin	32.0%
Implied FCC Terminal EBITDA	**$234**
Plus: ART Contribution	55
Total Implied Refining Technologies Terminal EBITDA	**$290**
Plus: Specialty Catalysts Terminal EBITDA	376
Plus: Materials Technologies Terminal EBITDA	253
Less: Corporate	(95)
Implied Terminal EBITDA	**$824**

($ in millions)	Terminal
Total Implied Refining Technologies Terminal Revenue	$733
Specialty Catalysts Terminal Revenue	966
Materials Technologies Terminal Revenue	820
Total Terminal Revenue	**$2,518**
(x) Galileo Management Capex as a % of Revenue Estimate	8.0%
Galileo Management Terminal Capex Estimate	**$201**

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Galileo Investor Presentation (as of 02/23/21)
Note: Terminal assumptions provided by Galileo Management on 04/06/21 and reviewed by Galileo's Board of Directors on 04/07/21
1. Per Galileo Investor Presentation (as of 02/23/21)

Discounted Cash Flow Analysis – Galileo
Galileo Management Case (Excluding Tax Attributes)

MOELIS & COMPANY

PROJECTED UNLEVERED FREE CASH FLOW

($ in millions, except per share data)	Fiscal Year Ending December 31, 2020A	2021E	2022E	2023E	2024E	2025E	Terminal
Adj. EBITDA	**$420**	**$576**	**$702**	**$766**	**$823**	**$882**	**$824**
% Growth	*NA*	*37.1%*	*21.9%*	*9.1%*	*7.4%*	*7.2%*	*NA*
% Margin	*24.3%*	*28.3%*	*30.7%*	*31.9%*	*32.6%*	*33.3%*	*32.7%*
Less: D&A	(108)	(131)	(145)	(152)	(160)	(168)	(201)
Adj. EBIT	**312**	**446**	**557**	**614**	**663**	**714**	**622**
Less: Cash Taxes	(81)	(116)	(145)	(160)	(172)	(186)	(162)
Tax-Affected Adj. EBIT	**231**	**330**	**412**	**454**	**491**	**528**	**460**
Plus: D&A	108	131	145	152	160	168	201
Less: CapEx	(156)	(173)	(193)	(210)	(210)	(200)	(201)
Changes in Working Capital	64	(78)	(28)	(22)	(24)	(24)	(24)
Other	26	53	1	-	1	-	-
Legacy Payments	(21)	(41)	(35)	(40)	(33)	(15)	(5)
ZAI Payments	-	-	(8)	(8)	(8)	-	-
Restructuring Payments	9	(1)	(1)	(1)	-	-	-
Repositioning payments	(11)	(11)	(3)	(2)	(2)	(2)	-
3rd Party Acq. Costs	(5)	(19)	-	-	-	-	-
Misc. Other	(2)	-	-	-	-	-	-
Other Investing (Big Cat)	(31)	-	-	-	-	-	-
Unlevered Free Cash Flow	**$211**	**$191**	**$291**	**$324**	**$375**	**$455**	**$431**

IMPLIED SHARE PRICE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL 7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$67.42	$65.57	$63.76	$61.99	$60.27
9.75x	69.54	67.66	65.81	64.00	62.24
10.00x	71.66	69.74	67.86	66.01	64.21
10.25x	73.77	71.81	69.89	68.02	66.18
10.50x	75.89	73.89	71.93	70.01	68.14

IMPLIED PERPETUITY GROWTH RATE

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL 7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	1.7%	2.1%	2.5%	2.9%	3.3%
9.75x	1.8%	2.2%	2.6%	3.0%	3.4%
10.00x	2.0%	2.4%	2.8%	3.2%	3.6%
10.25x	2.1%	2.5%	2.9%	3.3%	3.7%
10.50x	2.2%	2.6%	3.0%	3.4%	3.8%

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

Discounted Cash Flow Analysis – Galileo
Galileo Management Case (Including Tax Attributes)

Illustrative tax attribute discounted cash flow analysis is based on assumptions received from Galileo Management

PROJECTED TAX ATTRIBUTE UTILIZATION

		Fiscal Year Ending December 31,									
($ in millions, except per share data)	2020A	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
NOL Tax Savings											
Beginning	$102	$56	$3	$3	$2	$1	$1	$0	$0	$0	$0
Less: Utilization	(46)	(53)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Plus: Additions		-	-	-	-	-	-	-	-	-	-
Federal Cash Tax Savings	$56	$3	$3	$2	$1	$1	$0	$0	$0	$0	$0
Other Tax Credits											
FTC and Other Credits Utilized	-	$33	$59	$65	$79	$84	$93	$89	$102	$63	$61
State NOL Carryforward Utilized	1	1	2	3	3	3	3	3	3	3	3
Total Cash Tax Savings	$11	$46	$61	$67	$83	$88	$96	$92	$104	$66	$63

PRESENT VALUE OF TAX ATTRIBUTES

	COST OF EQUITY				
	8.50%	9.50%	10.50%	11.50%	12.50%
NPV	$510	$488	$468	$449	$432
Implied Per Share [1]	$7.51	$7.20	$6.92	$6.65	$6.41

IMPLIED SHARE PRICE (INCL. TAX ATTRIBUTES) [2]

	WEIGHTED AVERAGE COST OF CAPITAL				
TERMINAL MULTIPLE	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$74.94	$72.80	$70.71	$68.67	$66.69
9.75x	77.06	74.87	72.74	70.67	68.66
10.00x	79.17	76.94	74.77	72.66	70.61
10.25x	81.28	79.01	76.80	74.65	72.57
10.50x	83.39	81.08	78.83	76.64	74.52

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. Implied tax attribute value per share is illustrative and based on the difference between the tax attribute affected per share value and standalone per share value
2. The present value of tax attributes are included in the enterprise value based upon the corresponding columns in the table on the left

Discounted Cash Flow Analysis – Galileo
Galileo Management Case – Equity Value Summary

MOELIS & COMPANY

IMPLIED EQUITY VALUE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$4,513	$4,388	$4,267	$4,148	$4,032
9.8x	$4,656	$4,529	$4,405	$4,283	$4,165
10.0x	$4,799	$4,669	$4,542	$4,418	$4,297
10.3x	$4,943	$4,810	$4,680	$4,553	$4,429
10.5x	$5,086	$4,950	$4,818	$4,688	$4,562

IMPLIED EQUITY VALUE (INCL. TAX ATTRIBUTES) [1]

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$5,022	$4,877	$4,735	$4,598	$4,464
9.8x	$5,166	$5,017	$4,873	$4,733	$4,596
10.0x	$5,309	$5,158	$5,011	$4,868	$4,729
10.3x	$5,453	$5,298	$5,148	$5,003	$4,861
10.5x	$5,596	$5,439	$5,286	$5,138	$4,993

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. The present value of tax attributes are included in the equity value based upon the corresponding columns in the table on the left of the prior page

Illustrative Discounted Cash Flow Analysis – Galileo
No Terminal Adjustment (Excluding Tax Attributes)

PROJECTED UNLEVERED FREE CASH FLOW

($ in millions, except per share data)	2020A	2021E	2022E	2023E	2024E	2025E	Terminal
		Fiscal Year Ending December 31,					
Adj. EBITDA	**$420**	**$576**	**$702**	**$766**	**$823**	**$882**	**$882**
% Growth	*NA*	*37.1%*	*21.9%*	*9.1%*	*7.4%*	*7.2%*	*NA*
% Margin	*24.3%*	*28.3%*	*30.7%*	*31.9%*	*32.6%*	*33.3%*	*33.3%*
Less: D&A	(108)	(131)	(145)	(152)	(160)	(168)	(200)
Adj. EBIT	**312**	**446**	**557**	**614**	**663**	**714**	**682**
Less: Cash Taxes	(81)	(116)	(145)	(160)	(172)	(186)	(177)
Tax-Affected Adj. EBIT	**231**	**330**	**412**	**454**	**491**	**528**	**504**
Plus: D&A	108	131	145	152	160	168	200
Less: CapEx	(156)	(173)	(193)	(210)	(210)	(200)	(200)
Changes in Working Capital	64	(78)	(28)	(22)	(24)	(24)	(24)
Other	26	53	1	-	1	-	-
Legacy Payments	(21)	(41)	(35)	(40)	(33)	(15)	(5)
ZAI Payments	-	-	(8)	(8)	(8)	-	-
Restructuring Payments	9	(1)	(1)	(1)	-	-	-
Repositioning payments	(11)	(11)	(3)	(2)	(2)	(2)	-
3rd Party Acq. Costs	(5)	(19)	-	-	-	-	-
Misc. Other	(2)	-	-	-	-	-	-
Other Investing (Big Cat)	(31)	-	-	-	-	-	-
Unlevered Free Cash Flow	**$211**	**$191**	**$291**	**$324**	**$375**	**$455**	**$475**

IMPLIED SHARE PRICE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL: 7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$73.08	$71.14	$69.23	$67.36	$65.53
9.75x	75.35	73.35	71.41	69.50	67.64
10.00x	77.61	75.57	73.58	71.64	69.73
10.25x	79.87	77.79	75.76	73.77	71.83
10.50x	82.13	80.00	77.93	75.90	73.92

IMPLIED PERPETUITY GROWTH RATE

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL: 7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	1.5%	1.9%	2.3%	2.7%	3.1%
9.75x	1.7%	2.1%	2.5%	2.9%	3.3%
10.00x	1.8%	2.2%	2.6%	3.0%	3.4%
10.25x	1.9%	2.3%	2.7%	3.2%	3.6%
10.50x	2.1%	2.5%	2.9%	3.3%	3.7%

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
Note: This analysis was performed utilizing terminal Adj. EBITDA of $882 million. On April 6, 2021, Galileo Management revised its terminal Adj. EBITDA estimate to $824 million as previously discussed on page 43. Moelis did not utilize this analysis for the purposes of its opinion. This analysis is provided for information only

Illustrative Discounted Cash Flow Analysis – Galileo
No Terminal Adjustment (Including Tax Attributes)

Illustrative tax attribute discounted cash flow analysis is based on assumptions received from Galileo Management

PROJECTED TAX ATTRIBUTE UTILIZATION

($ in millions, except per share data)	2020A	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
		Fiscal Year Ending December 31,									
NOL Tax Savings											
Beginning	$102	$56	$3	$3	$2	$1	$1	$0	$0	$0	$0
Less: Utilization	(46)	(53)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Plus: Additions		-	-	-	-	-	-	-	-	-	-
Federal Cash Tax Savings	$56	$3	$3	$2	$1	$1	$0	$0	$0	$0	$0
Other Tax Credits											
FTC and Other Credits Utilized	-	$33	$59	$65	$79	$84	$93	$89	$102	$63	$61
State NOL Carryforward Utilized	1	1	2	3	3	3	3	3	3	3	3
Total Cash Tax Savings	$11	$46	$61	$67	$83	$88	$96	$92	$104	$66	$63

PRESENT VALUE OF TAX ATTRIBUTES

	COST OF EQUITY				
	8.50%	9.50%	10.50%	11.50%	12.50%
NPV	$510	$488	$468	$449	$432
Implied Per Share [1]	$7.50	$7.19	$6.90	$6.62	$6.37

IMPLIED SHARE PRICE (INCL. TAX ATTRIBUTES) [2]

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$80.59	$78.33	$76.14	$74.00	$71.93
9.75x	82.85	80.55	78.31	76.13	74.02
10.00x	85.11	82.76	80.48	78.26	76.10
10.25x	87.36	84.97	82.65	80.39	78.19
10.50x	89.62	87.18	84.81	82.51	80.27

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
Note: This analysis was performed utilizing terminal Adj. EBITDA of $882 million. On April 6, 2021, Galileo Management revised its terminal Adj. EBITDA estimate to $824 million as previously discussed on page 43. Moelis did not utilize this analysis for the purposes of its opinion. This analysis is provided for information only
1. Implied tax attribute value per share is illustrative and based on the difference between the tax attribute affected per share value and standalone per share value
2. The present value of tax attributes are included in the enterprise value based upon the corresponding columns in the table on the left

PRIVILEGED & CONFIDENTIAL

Illustrative Discounted Cash Flow Analysis – Galileo
No Terminal Adjustment (Equity Value Summary)

MOELIS & COMPANY

IMPLIED EQUITY VALUE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$4,896	$4,764	$4,635	$4,509	$4,386
9.8x	$5,050	$4,914	$4,782	$4,654	$4,528
10.0x	$5,203	$5,065	$4,930	$4,798	$4,669
10.3x	$5,357	$5,215	$5,077	$4,943	$4,811
10.5x	$5,510	$5,366	$5,225	$5,087	$4,953

IMPLIED EQUITY VALUE (INCL. TAX ATTRIBUTES) [1]

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$5,406	$5,252	$5,103	$4,958	$4,818
9.8x	$5,559	$5,403	$5,251	$5,103	$4,959
10.0x	$5,713	$5,553	$5,398	$5,247	$5,101
10.3x	$5,866	$5,704	$5,545	$5,392	$5,243
10.5x	$6,020	$5,854	$5,693	$5,536	$5,384

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
Note: This analysis was performed utilizing terminal Adj. EBITDA of $882 million. On April 6, 2021, Galileo Management revised its terminal Adj. EBITDA estimate to $824 million as previously discussed on page 43. Moelis did not utilize this analysis for the purposes of its opinion. This analysis is provided for information only
1. The present value of tax attributes are included in the equity value based upon the corresponding columns in the table on the left of the prior page

Discounted Cash Flow Analysis – Galileo
Illustrative Street Case

COMMENTARY

- **Revenue:**
  - IBES Revenue in 21E – 23E based on consensus estimates
  - Eagle Revenue in 21E – 23E assumes 5% haircut to Management Plan
  - 24E – 25E revenue growth for IBES and Eagle extrapolated based on average of growth rate of 22E – 23E
- **EBITDA:**
  - IBES EBITDA in 21E – 23E based on consensus estimates
  - Eagle EBITDA in 21E – 23E assumes 100bps margin haircut to Mgmt. Plan
  - 24E – 25E EBITDA margin for IBES and Eagle held flat based on 23E margins
  - Terminal Adj. EBITDA based on ~93% of 2025E Adj. EBITDA to be on a like-for-like basis with Galileo Management's guidance on the Terminal Adj. EBITDA for the Galileo Management case
- **D&A:** Total D&A calculated based on IBES D&A % of sales applied to Total Revenue (inclusive of Eagle Revenue)
- **Capex:** Capex as % of Sales in 21E – 23E based on consensus estimates and held flat from 23E onwards
  - Eagle capex assumes same % of sales as IBES consensus estimates
- **WC:** Change in NWC as % of Sales of (8.2%) based on 3-year historical average and held flat for 21E – 25E
- **Other Cash Items:** Cash paid for Legacy Product, Environmental, and Other Claims of $21mm based on 3- year historical average and held flat for 21E – 25E

PROJECTED UNLEVERED FREE CASH FLOW

	Fiscal Year Ending December 31,						
($ in millions)	2020A	2021E	2022E	2023E	2024E	2025E	Terminal
IBES Revenue	$1,730	$1,904	$2,013	$2,143	$2,274	$2,413	
Eagle Revenue	-	95	164	174	181	189	
Total Revenue	**$1,730**	**$1,999**	**$2,177**	**$2,317**	**$2,455**	**$2,602**	
% Revenue Growth	*NA*	*15.5%*	*8.9%*	*6.4%*	*6.0%*	*6.0%*	
IBES Adj. EBITDA	$420	$533	$589	$639	$678	$719	
% IBES Adj. EBITDA Margin	*24.3%*	*28.0%*	*29.3%*	*29.8%*	*29.8%*	*29.8%*	
Eagle Adj. EBITDA	-	35	57	62	65	68	
% Assumed Adj. EBITDA Margin	-	*37.5%*	*34.5%*	*35.9%*	*35.9%*	*35.9%*	
Adj. EBITDA	**$420**	**$568**	**$646**	**$701**	**$743**	**$787**	**$735**
% Growth	*NA*	*35.3%*	*13.7%*	*8.6%*	*5.9%*	*5.9%*	*NA*
% Margin	*24.3%*	*28.4%*	*29.7%*	*30.3%*	*30.3%*	*30.3%*	*NA*
Less: IBES D&A		(120)	(123)	(126)	(133)	(141)	(195)
Less: Eagle D&A		(6)	(10)	(10)	(11)	(11)	(15)
Adj. EBIT		**442**	**512**	**566**	**599**	**635**	**525**
Less: Cash Taxes		(115)	(133)	(147)	(156)	(165)	(136)
Tax-Affected Adj. EBIT		**$327**	**$379**	**$419**	**$443**	**$470**	**$388**
Plus: D&A		126	133	136	144	152	195
Less: IBES Capital Expenditure		(155)	(165)	(168)	(181)	(195)	(195)
Less: Eagle CapEx		(8)	(13)	(14)	(15)	(15)	(15)
Changes in Working Capital		(14)	(9)	(11)	(11)	(11)	(11)
Environmental		(21)	(21)	(21)	(21)	(21)	(21)
Unlevered Free Cash Flow		**$255**	**$304**	**$341**	**$360**	**$378**	**$341**

Source: Company filings, illustrative "Street Case" based on IBES estimates and illustrative extrapolations as of 04/23/21

Discounted Cash Flow Analysis – Galileo

Illustrative Street Case – Summary Sensitivity Analysis

IMPLIED SHARE PRICE (EXCL. TAX ATTRIBUTES)

	WEIGHTED AVERAGE COST OF CAPITAL				
TERMINAL MULTIPLE	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$59.06	$57.40	$55.77	$54.18	$52.62
9.75x	60.97	59.26	57.60	55.98	54.39
10.00x	62.87	61.13	59.43	57.77	56.15
10.25x	64.78	63.00	61.26	59.57	57.91
10.50x	66.68	64.87	63.09	61.36	59.67

IMPLIED PERPETUITY GROWTH RATE

	WEIGHTED AVERAGE COST OF CAPITAL				
TERMINAL MULTIPLE	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	2.3%	2.7%	3.1%	3.5%	3.9%
9.75x	2.5%	2.9%	3.3%	3.7%	4.1%
10.00x	2.6%	3.0%	3.4%	3.8%	4.2%
10.25x	2.7%	3.1%	3.5%	3.9%	4.3%
10.50x	2.8%	3.2%	3.6%	4.0%	4.4%

IMPLIED SHARE PRICE (INCL. TAX ATTRIBUTES) [1]

	WEIGHTED AVERAGE COST OF CAPITAL				
TERMINAL MULTIPLE	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$67.34	$65.68	$64.06	$62.47	$60.92
9.75x	69.24	67.55	65.89	64.26	62.68
10.00x	71.13	69.40	67.71	66.06	64.43
10.25x	73.02	71.26	69.53	67.85	66.19
10.50x	74.91	73.11	71.35	69.63	67.95

IMPLIED EQUITY VALUE (INCL. TAX ATTRIBUTES) [1]

	WEIGHTED AVERAGE COST OF CAPITAL				
TERMINAL MULTIPLE	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$4,508	$4,396	$4,287	$4,180	$4,076
9.8x	$4,636	$4,521	$4,410	$4,301	$4,194
10.0x	$4,764	$4,647	$4,533	$4,421	$4,312
10.3x	$4,892	$4,772	$4,656	$4,542	$4,430
10.5x	$5,020	$4,898	$4,779	$4,662	$4,549

Source: Company filings, illustrative "Street Case" based on IBES estimates and illustrative extrapolations as of 04/23/21

1. The present value of tax attributes are calculated based on Galileo's $556.7mm net deferred tax assets as of 12/31/20, divided by the Company's fully diluted shares outstanding

B. Selected Galileo Benchmarking Analysis

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis

MOELIS & COMPANY

2021E Revenue and EBITDA Snapshot

2021E REVENUE ($ in MM)



Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$15,000
$11,250
$7,500
$3,750
-
$2,039
$1,914
$15,514
$9,779
$6,653
$3,208
$2,497
$2,011
$1,391
$5,865
$5,636
$4,617
$4,358
$3,208
$558
$3,675
GALILEO
Management
Consensus
DUPONT
AIR PRODUCTS
Celanese
ALBEMARLE
Ashland
element solutions
HEXCEL
JM
umicore
CLARIANT
ALBEMARLE
PQ Corporation

2021E EBITDA ($ in MM)



Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$5,000
$3,750
$2,500
$1,250
-
$576
$532
$4,047
$3,923
$1,924
$832
$613
$458
$197
$1,713
$1,194
$1,024
$832
$720
$224
$799
GALILEO
Management
Consensus
AIR PRODUCTS
DUPONT
Celanese
ALBEMARLE
Ashland
element solutions
HEXCEL
umicore
JM
ALBEMARLE
CLARIANT
PQ Corporation

■ Selected Publicly Traded Specialty Chemical Companies ■ Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/23/21
Note: Based on Thomson Reuters consensus estimates

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis (cont'd)

MOELIS & COMPANY

2022E Revenue and EBITDA Snapshot

2022E REVENUE ($ in MM)



Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$15,000
$11,250
$7,500
$3,750
-
$2,288
$2,033
$16,119
$10,348
$6,880
$3,685
$2,680
$2,093
$1,659
$6,209
$6,025
$5,106
$4,612
$3,685
$4,004
$593
GALILEO
Management
Consensus
DUPONT
AIR PRODUCTS
Celanese
ALBEMARLE
Ashland
element solutions
HEXCEL
JM
umicore
CLARIANT
ALBEMARLE
PQ Corporation

2022E EBITDA ($ in MM)



Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$5,000
$3,750
$2,500
$1,250
-
$702
$591
$4,488
$4,181
$1,969
$1,071
$669
$489
$327
$1,885
$1,248
$1,120
$1,071
$793
$898
$256
GALILEO
Management
Consensus
AIR PRODUCTS
DUPONT
Celanese
ALBEMARLE
Ashland
element solutions
HEXCEL
umicore
JM
ALBEMARLE
CLARIANT
PQ Corporation

■ Selected Publicly Traded Specialty Chemical Companies ■ Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/23/21
Note: Based on Thomson Reuters consensus estimates

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis (cont'd)

MOELIS & COMPANY

EBITDA Margin Profiles

2021E EBITDA MARGIN



Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
60%
45%
30%
15%
-
28%
28%
41%
29%
26%
25%
25%
23%
14%
26%
40%
26%
26%
18%
17%
25%
GALILEO
Management Consensus
AIR PRODUCTS
Celanese
ALBEMARLE
DUPONT
Ashland
element solutions
HEXCEL
PQ Corporation
ALBEMARLE
umicore
JM
CLARIANT

2022E EBITDA MARGIN



Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
60%
45%
30%
15%
-
31%
29%
43%
29%
29%
26%
25%
23%
20%
28%
43%
29%
24%
19%
17%
26%
GALILEO
Management Consensus
AIR PRODUCTS
ALBEMARLE
Celanese
DUPONT
Ashland
element solutions
HEXCEL
PQ Corporation
ALBEMARLE
umicore
JM
CLARIANT

■ Selected Publicly Traded Specialty Chemical Companies ■ Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/23/21
Note: Based on Thomson Reuters consensus estimates

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis (cont'd)

MOELIS & COMPANY

Revenue and EBITDA Growth

2019A – 2022E REVENUE CAGR


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
15%
8%
-
(8%)
(15%)
5%
1%
GALILEO
Management
Consensus
5%
4%
3%
3%
1%
1%
1%
(11%)
Air Products
Element Solutions
Ashland
Celanese
DUPONT
ALBEMARLE
HEXCEL
8%
4%
1%
1%
1%
3%
umicore
PQ Corporation
JM
ALBEMARLE
CLARIANT

2019A – 2022E EBITDA CAGR


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
30%
15%
-
(15%)
(30%)
7%
1%
GALILEO
Management
Consensus
16%
13%
9%
5%
3%
(0%)
4%
(17%)
Ashland
Celanese
Air Products
Element Solutions
ALBEMARLE
DUPONT
HEXCEL
11%
6%
3%
2%
2%
5%
umicore
JM
ALBEMARLE
PQ Corporation
CLARIANT

■ Selected Publicly Traded Specialty Chemical Companies ■ Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/23/21
Note: Based on Thomson Reuters consensus estimates

C. Other Supporting Information

Other Supporting Information

Equity Capitalization Overview

MOELIS & COMPANY

EQUITY CAPITILIZATION OVERVIEW

($ in millions, except per share data)					Fully Diluted Shares @ $70 Per Share
Basic Shares Outstanding [1]					**66,248,250**
Potentially Dilutive Securities	**Options Outstanding**	**Weighted Average Exercise Price**			
Stock Options Outstanding [2]	1,126,325	$66.47			82,379
Total Stock Options					**82,379**
Restricted Stock Units (RSUs) [3]	**Original Grant**	**Net of Forfeitures**	**Estimated Amount Settled**	**Estimated Outstanding**	
2018 Grant (2% outstanding)	73,207	72,428	(71,195)	1,233	
2019 Grant (46% outstanding)	55,756	53,177	(27,694)	25,483	
2020 Grant (67% outstanding)	68,658	65,235	(19,423)	45,812	
2021 Grant (100% outstanding)	206,395	206,395	-	206,395	
Total RSUs	**404,016**	**397,235**	**(118,312)**	**278,923**	**278,923**
Performance Based Units (PBUs) [4]	**Original Grant**	**Net of Forfeitures**	**Payout @ Current T-Level** [5]	**Estimated Outstanding**	
2019 Grant	85,710	80,041	100%	80,041	
2020 Grant	120,161	113,479	100%	113,479	
2021 Grant	157,552	157,552	100%	157,552	
Total PBUs	**363,423**	**351,072**		**351,072**	**351,072**
Total Diluted Shares					**66,960,624**
40 North "Best and Final" Offer ($70 Per Share)					$70.00
Total Equity Capitalization					**$4,687**

Source: Company information
1. Basic shares outstanding based on internal accounting records and provided by Galileo management (as of 04/22/21 and received on 04/26/21)
2. Stock option outstanding and average strike price based on internal accounting records and provided by Galileo management (as of 04/22/21 and received on 04/26/21)
3. RSUs granted and outstanding based on internal accounting records and provided by Galileo management (as of 04/22/21 and received on 04/26/21)
4. PBUs granted and outstanding based on internal accounting records and provided by Galileo management (as of 04/22/21 and received on 04/26/21)
5. Based on internal accounting estimates and provided by Galileo management

Other Supporting Information
Selected Galileo Peer Trading Multiples

EV / NTM EBITDA MULTIPLES SINCE GALILEO SPIN [1] (02/04/16)


17.5x
12.5x
7.5x
2.5x
Feb-16
Aug-16
Feb-17
Aug-17
Mar-18
Sep-18
Mar-19
Sep-19
Apr-20
Oct-20
Apr-21
15.8x
13.9x
11.6x
11.2x
10.8x
Element Solutions
Dupont
Ashland
Celanese
GALILEO

	Pre-COVID Average Trading Multiples				Average Trading Multiples						
	Spin to COVID	3 Year	2 Year	1 Year	Since Spin [1]	3 Year	2 Year	1 Year	6 Month	3 Month	Current
GALILEO	11.4x	11.0x	10.7x	10.8x	11.0x	10.4x	10.2x	10.3x	10.7x	10.9x	11.2x
Ashland	10.4x	10.5x	10.9x	11.8x	10.5x	11.0x	11.3x	11.3x	11.1x	11.2x	11.6x
Celanese	8.9x	9.3x	9.0x	8.9x	9.3x	9.5x	9.9x	11.1x	11.3x	10.7x	10.8x
Dupont	9.8x	9.8x	9.7x	10.4x	10.7x	10.8x	11.9x	13.3x	14.7x	15.4x	15.8x
Element Solutions	9.8x	9.7x	9.5x	9.5x	10.2x	10.3x	10.7x	11.9x	12.6x	13.1x	13.9x

Source: Capital IQ as of 04/23/21
Note: 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16